Exhibit 10.10

Execution Version

7 SEPTEMBER 2018

INVESTMENT DEED

relating to

MAVEN TOPCO LIMITED

between

MAVEN TOPCO LIMITED

MAVEN MIDCO LIMITED

MAVEN DEBTCO LIMITED

MAVEN BIDCO LIMITED

MAVEN TOPHOLDINGS S.A.R.L.

and

THE CO-INVESTORS

KIRKLAND & ELLIS INTERNATIONAL LLP

30 St. Mary Axe

London EC3A 8AF

Tel: +44 (0)20 7469 2000

Fax: +44 (0)20 7469 2001

www.kirkland.com

TABLE OF CONTENTS

1	INTERPRETATION	2

2	SUBSCRIPTIONS AND ISSUANCES	2

3	WARRANTIES	3

4	INVESTMENT APPRAISAL	3

5	CORPORATE GOVERNANCE	4

6	PROVISION OF INFORMATION	6

7	NEW ISSUES	7

8	PERMITTED ARRANGEMENTS AND LIQUIDITY EVENTS	10

9	TRANSFER OF SECURITIES	13

10	TAG-ALONG RIGHTS	16

11	DRAG-ALONG RIGHTS	17

12	UNDERTAKINGS	18

13	COMPLIANCE COVENANTS	20

14	DEED OF ADHERENCE	22

15	FEES AND COSTS	23

16	CO-INVESTORS’ TAXATION	23

17	RIGHTS UNDER TRANSACTION DOCUMENTS	24

18	CONFIDENTIALITY	24

19	PUBLICITY	26

20	NOTICES	26

21	TRANSFER OF RIGHTS AND OBLIGATIONS	27

22	ENTIRE AGREEMENT, AMENDMENT AND TERMINATION	28

23	MISCELLANEOUS	29

24	THIRD PARTY RIGHTS	31

25	GOVERNING LAW AND JURISDICTION	32

Schedule 1 Co-Investors

Schedule 2 Apax Investor

Schedule 3 Deed of Adherence		33

Schedule 4 Definitions		35

1	Definitions:	35

2	Interpretation	44

ii

THIS DEED is made on 7 September 2018 between the following parties (the “Deed”):

(1)

Maven Topco Limited, a private company incorporated under the laws of Guernsey with registered number 65285 and registered address at PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP, Guernsey (“Company”);

(2)

Maven Midco Limited, a private company incorporated under the laws of England and Wales with registered number 11473377 and registered address at 33 Jermyn Street, London, United Kingdom, SW1Y 6DN (“Midco”);

(3)

Maven Debtco Limited, a private company incorporated under the laws of England and Wales with registered number 11473373 and registered address at 33 Jermyn Street, London, United Kingdom, SW1Y 6DN (“Cleanco”);

(4)

Maven Bidco Limited, a private company incorporated under the laws of England and Wales with registered number 11462079 and registered address at 33 Jermyn Street, London, United Kingdom, SW1Y 6DN (“Bidco”);

(4)

Maven TopHoldings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 1-3, boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre du Commerce et des Sociétés, Luxembourg) under number B 226933 (“First Apax Investor”); and

(5)

The Persons whose names and addresses are set out in Schedule 1, as may be updated by the Apax Investor from time to time to record additional persons who may, following the date of this Deed, adhere to this Deed pursuant to a Deed of Adherence in accordance with the terms of this Deed,

(each a “party” and together the “parties”).

WHEREAS

(A)

The Holding Companies have been incorporated for the purpose of implementing the investment by the Apax Investor, the Managers (as defined in the Management Investment Deed) and the Co-Investors in the Holding Companies.

(B)

1,518,486 A1 Ordinary Shares and 178,989,092 Preference Shares in the capital of the Company are in issue, are fully paid and are 100% legally and beneficially owned by the First Apax Investor, and as at the date of this Deed, no person has any right to call for the issue or allotment of any shares or other securities in the Company, save as set out in this Deed, the Management Investment Deed and the Articles.

(C)	Each of the Co-Investors has agreed to subscribe, directly or indirectly, for those Securities of the Company and Midco which are set out opposite their respective names in Schedule 1.

(D)	This Deed contains the terms of the investment by the Apax Investor and the Co-Investors and certain other matters concerning the Group.

IT IS AGREED as follows:

1	INTERPRETATION

In this Deed, unless expressly stated otherwise, capitalised terms shall have the meanings set out in Schedule 4.

2	SUBSCRIPTIONS AND ISSUANCES

Subscription on execution

2.1	On execution of this Deed:

(a)

each Co-Investor shall subscribe and pay for such number of Securities of the Company and Midco as is set out opposite its name in Schedule 1 (with respect to each Co-Investor, its “Allocation”) at the subscription price per Security set out in Schedule 1 (the “Subscription Price”), and each Co-Investor shall subscribe at the same price per Security and in the same proportions as between Securities as the Apax Investor;

(b)	each Co-Investor shall settle such Subscription Price in full by transferring to the Company or Midco (as applicable) on the date of this Deed:

(i)

subject to exercise of the Second Put and Call Option and the Third Put and Call Option, in the case of those Co-Investors holding Rolled Loan Notes, the Rolled Loan Notes as set out opposite his/its name in column 3 of Schedule 1; and

(ii)

the cash amount (if any) set out opposite his/its name in column 9 of Schedule 1 (which amount shall in each case be settled (or partially settled, as applicable) by way of direction of part of the consideration payable to him under the Share Purchase Agreement), in each case, as applicable; and

(c)

following receipt of a Co-Investor’s Subscription Price for such Securities, the Company and Midco (as applicable) shall allot and issue to such Co-Investor its respective Allocation and immediately register such Co-Investor as the fully paid up holder of the respective Securities allotted and issued pursuant to this clause 2.1.

2.2	Completion will occur at the place and on the date designated for completion under the Share Purchase Agreement, or at any other place in the United Kingdom.

Conditions to issuance

2.3	The obligation of the Company to issue the Allocation to each Co-Investor pursuant to clause 2.1(c) shall be subject to the following conditions:

(a)	the warranties set out in clauses 3.1 and 3.2 below being true and accurate with respect to such Co-Investor on the date of this Deed; and

(b)	receipt by the Company from the relevant Co-Investor of the aggregate Subscription Price for such Co-Investor’s Allocation.

Security certificates

2.4

The Company or Midco (as applicable) shall keep possession of all original Security certificates in relation to the Co-Investors’ Securities, and each Co-Investor shall be entitled to request a copy of his respective Security certificates from the Company on that Co-Investor’s subscription for, or acquisition by way of Transfer of, Securities.

3	WARRANTIES

Fundamental warranties

3.1

Each party severally (and in respect of itself only) warrants to each other party that this Deed constitutes the legal, valid and binding obligation of each such party, and the execution, delivery and performance of this Deed by such party does not conflict with, violate or cause a breach of any legal or regulatory obligation, any agreement, contract or instrument to which such party is a party or any judgment, order or decree to which such party is subject.

3.2	Each Co-Investor severally warrants to the Company and the Apax Investor that he, she or it:

(a)	has the capacity to execute, deliver and perform his, her or its obligations under this Deed and the transactions contemplated hereby;

(b)

is not insolvent, bankrupt or unable to pay his, her or its debts as they fall due and is not subject to any arrangement, proceeding or compromise with any of his, her or its creditors and, so far as he, she or it is aware, no events have occurred which would justify the same;

(c)

in the case of a Co-Investor which is a body corporate, has the requisite power and authority to enter into, deliver and perform its obligations under this Deed and the transactions contemplated hereby; and

(d)	in the case of a Co-Investor who is an individual, is not by reason of illness or incapacity (whether mental or physical) incapable of managing his or her own affairs.

3.3	The First Apax Investor warrants to the Company and the Co-Investors that it:

(a)	has the capacity to execute, deliver and perform its obligations under this Deed and the transactions contemplated hereby;

(b)	has the requisite power and authority to enter into, deliver and perform its obligations under this Deed and the transactions contemplated hereby; and

(c)

is not insolvent or unable to pay its debts as they fall due and is not subject to any arrangement, proceeding or compromise with any of its creditors and, so far as it is aware, no events have occurred which would justify the same.

4	INVESTMENT APPRAISAL

Independent assessment and, in each case, no duty of care

4.1	Each Co-Investor severally agrees with each other party that:

(a)

such Co-Investor has not relied, and is not relying, on any appraisal, recommendation, advice or information in relation to the Group or the directors of a Group Company given by, carried out or effected by, or on behalf of, the Apax Investor or any of its Affiliates in connection with such Co-Investor’s decision to enter into this Deed and the transactions contemplated by this Deed;

(b)

such Co-Investor has made its own investigations and appraisals into, and assessment of, the Group and, other than as expressly set out in this Deed, no party has any liability to any other party in connection with such Co-Investor’s decision to enter into this Deed and the transactions contemplated by this Deed; and

(c)

such Co-Investor is owed no duty of care or other obligation by the Apax Investor or any of its Affiliates in connection with such Co-Investor’s decision to enter into this Deed and the transactions contemplated by this Deed.

Not a client of the Apax Investor

4.2	Each of the Holding Companies and the Co-Investors acknowledges and confirms (in respect of itself only) that:

(a)	it is not being treated as a client of the Apax Investor (or any of its Affiliates); and

(b)

the Apax Investor and its Affiliates are not responsible to it for providing the protections afforded to such person’s clients or advising it in relation to this Deed and the transactions contemplated by this Deed.

No regulated activity

4.3

Each of the Holding Companies and the Co-Investors agrees (in respect of itself only) that neither the appointment by the Apax Investor of a Director nor the giving of advice by any such person in his capacity as a director of a Group Company is to be taken as constituting the regulated activity of providing investment advice either by such person or by the Apax Investor or its Affiliates (or a person connected with any of them), nor is the appointment or the giving of such advice to be treated as causing a Group Company or a Co-Investor to be a client of the appointing Apax Investor (or its Affiliates).

5	CORPORATE GOVERNANCE

Appointment of Directors/Observer

5.1

The Apax Investor shall have the right at all times to appoint or remove up to 4 members of the Board, the board of every other Group Company and any committee of each of the foregoing (or such larger number of members as at the relevant time shall constitute a majority of votes on the relevant board or committee) and if so required by the Apax Investor, and to the extent permitted by applicable law, the constitutional documents of each Group Company shall be amended to allow any person nominated by the Apax Investor as its representative on the board of any Group Company (or the relevant committee) to hold weighted voting rights that will provide such persons with at least the majority of the votes capable of being cast on all board (and relevant committee) decisions. Any such appointment or removal shall be made by notice to the relevant Group Company, as applicable.

5.2

For so long as THCP holds or continues to hold: (a) 5% or more of the total issued A Ordinary Shares, THCP shall have the right to appoint one member of the Board (the “THCP Nominee”) and to remove such THCP Nominee; or (b) less than 5% but at least 2.5% of the total issued A Ordinary Shares, THCP shall have the right to nominate an observer to attend meetings of the Board (the “THCP Observer”). The appointment or removal of a THCP Nominee or a THCP Observer shall be made by notice to the Board.

5.3

The THCP Nominee or the THCP Observer (as the case may be) shall be entitled to be reimbursed by the Company for reasonable and documented travel and accommodation expenses, to the extent incurred by the THCP Nominee or the THCP Observer for the purpose of their attendance at board meetings, and shall be entitled to receive notice of each Board meeting held during their appointment at the same time as the Apax Investor Directors, such notice to be given by the Company no less than 5 Business Days prior to the date of the proposed Board meeting, save where such Board meeting is convened in emergency circumstances, as determined by the Apax Investor acting reasonably and in good faith.

5.4

Any member of the Board may waive any notice required to be given to him or her, and the presence of such member at a Board meeting shall constitute a waiver by that member of such notice in respect of the relevant meeting.

5.5

Notices of Board meetings shall be accompanied by an agenda setting out the subject matter of the meeting, and minutes of a completed Board meeting shall be circulated to the members of the Board as soon as reasonably practicable following conclusion of such meeting.

5.6	None of THCP, the THCP Nominee or the THCP Observer shall be entitled to any fees in connection with the performance by the THCP Nominee and/or the THCP Observer of their roles. If, at any time:

(a)

any Apax Investor Director or the Apax Investor or any Affiliate of the Apax Investor is paid a fee in respect of the performance of his or her role as, or the provision of, an Apax Investor Director or an observer appointed pursuant to clause 5.11, then the THCP Nominee, the THCP Observer or THCP shall be entitled to be paid the same aggregate fee as, or in respect of, such Apax Investor Director or observer; and

(b)

any Apax Investor or any Affiliate of an Apax Investor is paid any monitoring or similar fee, then THCP shall also be entitled to be paid such a fee, in an amount that represents the same proportion of the aggregate monitoring or similar fee paid to the Apax Investor or its Affiliate and to THCP as the proportion that the number of A3 Ordinary Shares held by THCP represents of the aggregate of the number of A1 Ordinary Shares held by the Apax Investor and the A3 Ordinary Shares held by THCP.

5.7

Quorum for meetings of the Board, and for meetings of the board of each other Group Company on which the Apax Investor has nominated or appointed a director, shall require the presence of at least one Apax Investor Director.

5.8

Each of the Co-Investors and each of the Holding Companies acknowledges and agrees that no Apax Investor Director shall be obliged to share any information it receives from the Apax Investor or any of its Affiliates with the Board or any Group Company.

5.9	Without prejudice to any other rights that the Apax Investor may have (including pursuant to clause 5.1), the Apax Investor shall be entitled from time to time:

(a)

to appoint to and/or remove from the Board and the board of any other Group Company, such other persons as executive directors and, following consultation with the CEO, non-executive directors as it determines, and to appoint and/or remove any replacements thereof; and

(b)	to designate one director of the Board (and each committee thereof) as it may direct as Chairman, and to appoint and/or remove any replacements as Chairman.

5.10

Each party undertakes, to the extent that it is legally able (to the extent of its rights from time to time as a director, employee and/or Securityholder of any Group Company), and each of the Holding Companies, to the extent that it is legally able, agrees to procure that any changes to the composition of the Board or the boards of any Group Company and each committee of any of them, that complies with the foregoing provisions of this clause 5 shall be effected on the date so required, including the grant of the necessary approvals at a general meeting of the relevant Group Company.

5.11

The Apax Investor shall be entitled from time to time to appoint a representative to attend meetings of the Board and the board of every other Group Company and each committee of each of the foregoing as an observer, and to appoint and/or remove any replacements, provided that such person shall not be entitled to vote at any such meeting but shall be entitled to speak at the same.

Directors’ and officers’ liability insurance

5.12

The Company undertakes to the Apax Investor to take out and maintain, or procure that an appropriate Group Company takes out and maintains, directors’ and officers’ liability insurance reasonably satisfactory to the Apax Investor providing coverage with respect to the directors and officers of each Group Company.

6	PROVISION OF INFORMATION

Co-Investor information rights

6.1	The Company shall provide to each Institutional Co-Investor:

(a)

as soon as reasonably practicable after they are available and, in any event, within 120 days after after the end of the accounting period to which they relate, the consolidated audited annual accounts of the Group;

(b)

as soon as reasonably practicable and, in any event, within 45 days after after they are available after the end of the quarterly period to which they relate, the consolidated quarterly financial statements of the Group in a form to be determined by the Board;

(c)

as soon as practicable and, in any event within 10 days after it is provided to the providers of the Group’s third party debt finance providers, such reporting information as is required to be provided to such financing parties pursuant to credit facilities entered into between a Group Company and such financing parties.

6.2

Each Co-Investor acknowledges and accepts that the Apax Investor may receive more detailed information (and on a more regular basis) than such Co-Investor regarding the Business and the affairs of the Group.

Information to be disclosed in connection with an Exit or a Listing

6.3	Each party consents to the disclosure of any information concerning the Group and its assets which is approved by an Apax Investor Director as necessary or desirable to effect an Exit or a Listing.

Corporate opportunities

6.4

Each Co-Investor acknowledges and agrees that, in the event that the Apax Investor, an Apax Investor Director or any Affiliate of the Apax Investor has knowledge of a potential transaction or matter that may be a corporate opportunity for the Group, the Apax Investor, its Affiliate and/or the Apax Investor Director shall not have any obligation (contractual or otherwise), to communicate or present such corporate opportunity to the Board or any Group

Company, and, notwithstanding any provision of this Deed, the Management Investment Deed or the Articles to the contrary, neither the Apax Investor nor any of its Affiliates or any individual associated with the Apax Investor or its Affiliates (including an Apax Investor Director) shall be liable to the Group for breach of any obligation (contractual or otherwise) by reason of the fact that the Apax Investor or its Affiliates directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Board or the Group, provided that nothing in this clause 6.4 shall limit any statutory or other duty of any Apax Investor Director that cannot be limited or varied by contract.

Apax Investor to be kept informed generally

6.5

Each Co-Investor severally agrees that it (to the extent: (i) in the case of THCP, it is in their knowledge; and (ii) in the case of each other Co-Investor, it is within his power and ability to do so, having regard to its role within the Group, if any) will keep the Apax Investor reasonably informed of all material events affecting each Group Company’s business and affairs.

6.6

Each Co-Investor severally agrees to notify each Apax Investor Director promptly of any indication of interest (whether or not in writing) of which it becomes aware in respect of any offer for any Securities in a Group Company or any substantial part of the business or assets of the Group.

7	NEW ISSUES

Pre-Emptive Right

7.1

If the Company or a Group Company proposes to issue any Securities to the Apax Investor or any of its Affiliates for cash (for the purpose of this clause 7, a “Subscriber”) other than pursuant to a Permitted Issue (such issue, a “New Issue”) then no Securities shall be issued unless:

(a)

the Company has first, or has procured that the relevant Group Company has first, offered to each Co-Investor the right (the “Pre-Emptive Right”) to subscribe for and purchase its Pro Rata Percentage of each type and class of Security comprising such New Issue, provided that if the New Issue comprises more than one type or class of Securities, each Co-Investor shall only be entitled to participate in such New Issue pursuant to this clause 7.1 if such Co-Investor subscribes for its Pro Rata Percentage of each type and class of Security (in each case, a Co-Investor’s “New Issue Proportion”); and

(b)	the Pre-Emptive Right is exercisable by each such Co-Investor at the same price and upon the same terms and conditions as the Securities issued in such New Issue to the Subscribers.

7.2	The Company shall procure that a written notice of the proposed New Issue is given to each Co-Investor, setting out:

(a)	the aggregate number and nominal value of each type/class of Securities comprising the New Issue (“Offer Securities”);

(b)	the issue price per Security;

(c)	the proposed closing date, place and time of the New Issue;

(d)	that Co-Investor’s New Issue Proportion; and

(e)	any other material terms and conditions upon which the Securities shall be issued,

(the “Pre-Emptive Notice”).

7.3

A Co-Investor that wishes to exercise its Pre-Emptive Right must give notice to the Company in writing, within twenty (20) Business Days after the date that such Pre-Emptive Notice is deemed given pursuant to clause 21 (the “Subscription Period”), indicating the number of each class/type of Securities comprising the New Issue for which the Co-Investor wishes to subscribe (the “Pre-Emptive Reply”). The failure of a Co-Investor to deliver a Pre-Emptive Reply within the Subscription Period shall be deemed to be a waiver of its rights under this clause 7.

7.4

Each Co-Investor who elects to acquire its entire New Issue Proportion shall be entitled to include a statement in the Pre-Emptive Reply that it wishes also to acquire Securities which other Co-Investors decline, or are deemed to decline, to acquire in connection with their respective Pre-Emptive Right (the “Declined Securities”) as part of the New Issue, and if a Co-Investor (an “Electing Co-Investor”) makes such statement it shall also state the number of additional Securities of each type/class that it wishes to acquire (an “Oversubscription Statement”). The New Issue shall be completed by issuing the relevant Securities to the Subscribers, each Co-Investor that delivered a Pre-Emptive Reply and each Electing Co-Investor (in each case, subject to receipt of the aggregate subscription price from such Co-Investor) on the proposed closing date that was set out in the Pre-emptive Notice or such other date that is determined by the Board.

7.5

If there are any Declined Securities, the Company shall procure that they shall be allocated to the Electing Co-Investors on the basis of their respective Oversubscription Statement, or, if the amount of Declined Securities is insufficient for all the Electing Co-Investors to be allocated all of the additional Securities indicated in their respective Oversubscription Statements, the Company shall procure that the Declined Securities shall be allocated between the Electing Co-Investors in their Electing Co-Investor Proportions, provided that no Electing Co-Investor shall be allocated a greater number of any type/class of Declined Securities than indicated in its Oversubscription Statement.

7.6

The parties intend that this clause 7 shall govern any future issue of Securities to the Apax Investor and/or any of its Affiliates and, without prejudice to the Pre-Emptive Right, to the maximum extent permitted by applicable law, each Co-Investor hereby waives, and undertakes to waive, any and all pre-emptive and preferential subscription rights, including for the avoidance of doubt any rights otherwise provided by or implied by any applicable law or the constitutional documents of any relevant Group Company, in connection with any issuance of any Securities (whether to the Apax Investor and/or any of its Affiliates or otherwise), provided that such issuance is made in accordance with the terms of this clause 7.

Emergency issues

7.7

If the Apax Investor or the Board determines, acting reasonably and in good faith, that it is in the best interests of the Company or a Group Company that a New Issue otherwise subject to this clause 7 be conducted on an accelerated basis due to cash or liquidity requirements (including a prospective breach of a liquidity or other financial covenant) or other emergency funding situation of a Group Company (an “Emergency Offering”), then such New Issue may be completed otherwise than in compliance with the procedures set out in clauses 7.1 to 7.6; provided that the Company shall procure that the subscribers of the Securities offered pursuant to the Emergency Offering shall be required promptly, and in any event for a period of not less than thirty Business Days immediately following the date of completion of such

Emergency Offering, to offer to sell to each Co-Investor such portion of the New Issue as such Co-Investor would have been entitled to subscribe for had such New Issue been effected through an offering subject to the Pre-Emptive Rights set out above in clauses 7.1 to 7.6, at the price and other terms thereof.

7.8	Each party agrees that, if the Apax Investor or the Board proposes an Emergency Offering, it shall:

(a)	consent to any board or shareholder meeting of a Group Company being held on short notice to implement it;

(b)

vote in favour of all resolutions as a Securityholder and as a director (if applicable) of the relevant Group Company, which are proposed by the Board or the Apax Investor to implement the Emergency Offering (including the disapplication of any pre-emption rights); and

(c)

consent to the taking of any step by a Group Company which is necessary, as determined by the Board (acting reasonably), to effect any legal formalities in connection with the Emergency Offering, and waive any dissenter’s rights, appraisal rights or similar rights.

Management Issue

7.9

Each Co-Investor acknowledges and agrees that the Company and each other Group Company may issue Securities from time to time to current or future managers (other than any Apax Investor Directors or non-executive directors) of a Group Company as part of a management incentive arrangement (howsoever formulated or structured) as has been approved by the Apax Investor, and any such issue (a “Management Issue”) shall have an equal dilutive effect on each Securityholder’s Securities. For the purposes of enabling, and to the extent required to enable, a Management Issue to take place, each Co-Investor waives any rights conferred or to be conferred in connection with the allotment and issue of any Securities pursuant to this Deed, whether by the Articles, contract, statute or otherwise, and undertakes to take such steps as are from time to time reasonably requested by the Company and as are within his power to enable any Management Issue.

New issues generally

7.10

Subject to clauses 7.11 to 7.15 (inclusive), new issuances of Securities shall be made at fair market value, as determined by the Board acting reasonably and in good faith, with such determination to be final and binding on all parties (“Board Fair Market Value”).

7.11

If a Co-Investor considers that the Board Fair Market Value at which a new issuance of Securities (the “Disputed Securities”) are proposed to be issued is lower than the fair market value of the Disputed Securities, the Company shall, if required by a Co-Investor by notice in writing to the Company no later than ten (10) Business Days before the Disputed Securities are intended to be issued (as stipulated in the Pre-Emptive Notice), appoint a Valuer selected by the Company following consultation with the relevant Co-Investor and after providing the proposed Valuer’s fee quote (at which point the Co-Investor may specify that their request to appoint the Valuer is withdrawn), to determine the fair market value of the Disputed Securities as soon as reasonably practicable, but in any event within twenty (20) Business Days after their appointment, whereupon the procedure set out in clause 7.12 shall apply.

7.12	If the Valuer appointed under clause 7.11:

(a)

does not determine the fair market value of the Disputed Securities within twenty (20) Business Days after the date of their appointment, then the Board Fair Market Value shall be deemed to be final and binding and there shall be no revision of the subscription price for the Disputed Securities; and

(b)

determines the fair market value of the Offer Securities within twenty (20) Business Days after the date of their appointment, and such fair market value varies from the Board Fair Market Value, such fair market value of the Disputed Securities determined by the Valuer appointed by the Company shall be deemed to be the subscription price for the Disputed Securities.

7.13

The Co-Investor that requires the Company to appoint the Valuer pursuant to clause 7.11 shall at all times be responsible for the costs and expenses of such Valuer in full (provided that the Co-Investor was provided with the fee quote and did not withdraw the request to appoint the Valuer at such point as provided for in clause 7.11).

7.14

Notwithstanding any challenge to the subscription price of the Disputed Securities in accordance with clauses 7.11 and 7.12, the subscription to and allotment of the Disputed Securities shall proceed in accordance with this clause 7, provided that each person shall undertake at the time of subscription to pay to the Company any additional amount that may be payable if the subscription price of the Disputed Securities is determined to be higher than the price for which they subscribed, or agreed to subscribe, for the Disputed Securities.

7.15

Notwithstanding clause 7.10, a new issuance may be made at a price per Security that is less than Board Fair Market Value if such issuance is made for the purpose of relieving one or more Group Companies from financial distress due to cash or liquidity requirements (including a prospective breach of a liquidity or other financial covenant, or other emergency funding situation), whether pursuant to an Emergency Offering or otherwise, and the Board determines, acting reasonably and in good faith, that issuing Securities at less than Board Fair Market Value is necessary for that purpose. For the avoidance of doubt, clauses 7.11 to 7.13 (inclusive) shall not apply to an issuance pursuant to this clause 7.15.

8	PERMITTED ARRANGEMENTS AND LIQUIDITY EVENTS

Apax Investor Rights

8.1

The Apax Investor confirms its intention to achieve an Exit or a Listing within five years from Completion. For the avoidance of doubt, the foregoing sentence does not constitute a warranty, representation, undertaking or obligation by (or of) the Apax Investor.

8.2

The Apax Investor shall have the right to determine the timing, structure, pricing and all other terms and conditions of, and all matters in relation to, all Liquidity Events. Without prejudice to the foregoing sentence, the Apax Investor shall consider, but will not be required to take into account or accommodate, representations made by the Co-Investors regarding their tax position or circumstances, in connection with a Liquidity Event.

8.3	Notwithstanding any other provision of this Deed, no Liquidity Event may take place without Apax Investor Consent, and the parties agree that:

(a)

the Apax Investor may appoint advisers (including financial, accounting and legal advisers) to act on behalf of all Securityholders in connection with a Liquidity Event (which, for the avoidance of doubt, shall not prohibit a Securityholder from appointing advisers on its own behalf at its own cost);

(b)	the Apax Investor may in its absolute discretion negotiate and agree the terms of appointment of any such advisers on behalf of all Securityholders; and

(c)

such advisers’ fees will, unless otherwise agreed, be borne by the Group (where legally permitted) and/or the Securityholders in proportion to the gross proceeds paid to each such Securityholder upon completion of the relevant Liquidity Event.

Permitted Arrangement

8.4

The Apax Investor shall be authorised to cause a Permitted Arrangement at any time and for any reason (including in connection with any Liquidity Event, Listing, Drag-Along Transaction or Tag-Along Sale).

Cooperation

8.5

Subject always to clause 8.6, each Co-Investor shall (to the extent it is within its power to do so, having regard to its role within the Group, whether as a director or employee of any Group Company or as a Securityholder) provide all assistance and cooperation as the Board may reasonably require in connection with a Permitted Arrangement (whether or not in connection with a Liquidity Event and/or the preparation of the Group for, and execution of, a Liquidity Event including a Listing Reorganisation), including:

(a)	executing and delivering all documents, and entering into any instrument, undertaking or obligation necessary or reasonably requested by the Board or the Apax Investor;

(b)

voting for or consenting to, if required by the Board (acting reasonably), and in any event raising no objections against and otherwise cooperating in order to effect, such transaction or the process pursuant to which such transaction is arranged and waiving any dissenter’s rights, appraisal rights or similar rights to such transaction;

(c)	to the extent such Co-Investor is a member of the senior management team of the Group, making presentations to potential investors in, or purchasers of or lenders to, the Group;

(d)	not taking any actions inconsistent with the procedures set out in this clause 8 or that would otherwise undermine the process of such Liquidity Event;

(e)	for the purposes of a Listing:

(i)

taking all actions necessary (or which are reasonably determined by the Apax Investor to be necessary) or desirable to implement the conversion of the Company into a public company and/or restructure one or more Group Companies prior to a Listing, including exchanging its Securities for new securities in a newly incorporated company established for the purpose of the Listing pursuant to clause 8.8;

(ii)

to the extent such Co-Investor is a member of the senior management team of the Group, making presentations to potential underwriters, attending roadshows and participating in the drafting of any necessary prospectus or similar offering document;

(iii)

if requested by the Apax Investor in writing, acting on the advice of the underwriters to the Listing, participate in such Listing pro rata to the Apax Investor, on the same terms and conditions, and at the same price per Security, as the Apax Investor;

(iv)

following the Listing, and after the expiration of any applicable lock-up, THCP may sell any remaining shares held by THCP in the Group Company that is subject to the Listing, provided that THCP shall take into consideration prevailing market conditions at the relevant time of determination and, on a best efforts basis, will try to minimise the impact on the share price of the Group Company that is subject to the Listing by using professional advisors to organise Accelerated Book Building or similar instruments/approaches;

(v)

if required by the Board, acting on the advice of the underwriters to the Listing, entering an agreement for the orderly transition of a Group Company onto the public markets with customary terms relating to share transfers and / or a registration, listing and quotation agreement with customary terms in form and substance satisfactory to the Board;

(vi)	assisting with negotiating an underwriting or similar agreement and providing (x) customary warranties and (y) covenants and indemnities; and

(vii)

negotiating and agreeing to customary lock-up agreements as reasonably required by the financial advisers to the Group or the underwriters and as are in line with market practice at the time of the Listing;

(f)

in respect of an Exit (save for an Exit involving a Drag-Along Transaction or Tag-Along Sale, in which case the provisions of clauses 10 and 11, as applicable, shall apply) or a Listing, giving any warranties, covenants, indemnities or similar assurances given by the Apax Investor (on a several basis and, where applicable, in respect of itself or its Securities only), each of which shall be subject to the same limitations (financial caps being pro rata to gross Exit or Listing proceeds), exclusions and other protections granted by the purchaser in favour of the Apax Investor; and

(g)

for the purposes of any raising of third party debt financing or any refinancing of all or part of the existing third party debt financing arrangements of the Group (a “Refinancing”) each Co-Investor agrees to the extent that it is legally able (to the extent of its rights from time to time to vote as a director, or employee of any Group Company and/or a Securityholder) to take such action as is reasonably requested by the Company or the Apax Investor to achieve any Refinancing, including:

(i)	furnishing the Apax Investor with such financial and other relevant information as it may reasonably request;

(ii)

participating and causing other relevant senior management and representatives of the Group to participate in meetings, presentations, diligence sessions and drafting sessions relating to the Refinancing; and

(iii)	assisting with the preparation of materials and documents relating to the Refinancing; and

(h)

exercising (or, if appropriate, refraining from exercising) all rights in such Co-Investor’s capacity as a Securityholder and a director or employee of any Group Company and carrying out all actions that are either necessary or otherwise reasonably advisable or desirable in such Co-Investor’s capacity as a Securityholder, employee or director in order to facilitate such transaction on the terms proposed by the Apax Investor, and as approved by the Board.

8.6	Nothing in clause 8.5 shall require any Co-Investor to undertake any action which is illegal or prohibited by applicable law in the relevant jurisdiction.

8.7

Nothing in this clause 8 shall require THCP to enter into any document, instrument, undertaking or obligation containing terms which are more onerous than those applicable to the Apax Investor in that document, instrument, undertaking or obligation (or the equivalent applying to the Apax Investor).

Listing Reorganisation and Registration

8.8	In connection with any Listing, and without limiting any other part of this clause 8 above or any other provision of this Deed, each Co-Investor shall agree to give effect to such Listing as follows:

(a)

if the Board agrees that it will be more beneficial to effect the Listing using a Newco or a subsidiary organized under the laws of another jurisdiction, the Company shall form or, if applicable, reorganise or recapitalise such entity, and the Co-Investors shall, if requested by the Board, contribute all of their Securities to such Newco or subsidiary in exchange for common stock in Newco or the relevant subsidiary (the “Newco Common”); and

(b)

the Newco Common issued to the Co-Investors shall be allocated among such holders so that, immediately after such exchange, each such Co-Investor holds Newco Common having an aggregate value (based on the Listing price to the public) equal to the amount which such Co-Investor would have received if, immediately prior to such exchange, the Company had distributed to the Co-Investors an aggregate amount equal to the Implicit Pre-Listing Value of the Newco Common in a complete Liquidation pursuant to the rights and preferences set out in this Deed and the Articles immediately prior to such exchange.

8.9

If required in the event of a Listing, the Apax Investor, by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act of 1933 (“Securities Act”) for a public offering on Form S-1 or any similar long-form registration or on Form S-3 or any similar short-form registration of all or a specified part of the Securities held by the Apax Investor or its Affiliates (the “Demand Registrations”). The Apax Investor may request that the Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a Well-Known Seasoned Issuer (as defined in Rule 405 under the Securities Act) at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). The Company will use its best endeavours to give effect to any such registration pursuant to this clause 8.9 and shall pay all reasonable expenses of the Apax Investor incurred in connection with each such registration of securities and each Shelf Underwritten Offering requested pursuant to this clause 8.9.

9	TRANSFER OF SECURITIES

General principles

9.1	No Transfer of any Securities, or any interest in any such Securities, held by any Co-Investor or its Permitted Transferee(s) may be made unless:

(a)	such Transfer is required or expressly permitted pursuant to, and in each case carried out in accordance with, the provisions of this Deed and the Articles or otherwise with Apax Investor Consent;

(b)

the Co-Investor or its Permitted Transferee simultaneously Transfers to the Transferee the same proportion of its holding of each different class of Security held by the Co-Investor or the relevant Permitted Transferee; and

(c)	the proposed Transferee has executed and delivered to the Board a Deed of Adherence in accordance with clause 14.

9.2

The Apax Investor and its Affiliates holding Securities shall be free to Transfer any Securities, or any interest in any such Securities, held by them provided such Transfer is carried out in accordance with the provisions of this Deed and the Articles, and in particular in compliance with clause 10 to the extent relevant.

9.3

The Company (or other relevant Group Company) shall not register any Transfer of Securities unless such Transfer is required or permitted pursuant to, and in each case carried out in accordance with, the provisions of this Deed and the Articles and the relevant Group Company and/or the Board shall be entitled to seek evidence to that effect prior to registering any Transfer.

9.4	Notwithstanding anything to the contrary in this Deed, Securities and interests in Securities may be Transferred by a Co-Investor:

(a)	subject to clause 9.5, to a Permitted Transferee provided that such Transfer was not undertaken for the purpose of circumventing the restrictions on Transfer set out in this Deed or the Articles;

(b)	pursuant to a Permitted Arrangement or Listing Reorganisation;

(c)	pursuant to clauses 10 or 11; or

(d)	with Apax Investor Consent.

Permitted Transferees

9.5

In the event that a Co-Investor Transfers any legal and/or beneficial interest in any of its Securities to any of its Permitted Transferees pursuant to the terms of this Deed, such Securities (and the beneficial interest therein) shall remain subject to the terms of this Deed as if such Permitted Transferee were a Co-Investor.

9.6

Where any person holds Securities as a result of a Transfer by another person (the “Original Holder”) in relation to whom such first person was a Permitted Transferee, if such Permitted Transferee ceases to be a Permitted Transferee (including by ceasing to be a spouse or civil partner of the Original Holder) of the Original Holder, it shall immediately Transfer all Securities held by it to the Original Holder or another Permitted Transferee of the Original Holder.

Syndication

9.7

The Apax Investor may, at any time in the 12 month period following Completion, Transfer to any one or more persons who are investors and/or limited partners in the Funds managed and/or advised by Apax Partners LLP or its Affiliates (a “Syndicatee”) such number of Securities (in equal proportion of each class and type) as represents an aggregate subscription price at Completion of £50,000,000 (a “Syndication”) provided that:

(a)	at the election of the relevant Apax Investor:

(i)

any Ordinary Shares Transferred by an Apax Investor to a Syndicatee shall automatically convert into non-voting Ordinary Shares which shall rank pari passu in all respects with all other non-voting Ordinary Shares held by the other Co-Investors; or

(ii)

all voting rights attaching to the Ordinary Shares Transferred by the relevant Apax Investor to the relevant Syndicatee shall be delegated or otherwise transferred to, or held for the benefit of, the relevant Apax Investor;

(b)	prior to the Syndication being effected the Syndicatee enters into a Deed of Adherence;

(c)	any Syndicatee shall be deemed to be a Co-Investor for the purposes of this Deed; and

(d)	the Apax Investor shall continue to Control the Company immediately following such Syndication.

Defaulting Security Holder

9.8

The Board may (and shall, immediately upon receipt of an Apax Investor Consent) require any Securityholder to provide to the Company any information or evidence reasonably required to consider whether a purported Transfer of Securities is in breach of this Deed or the Articles. If such information or evidence as is reasonably sufficient to demonstrate that a purported Transfer of Securities is not in breach of this Deed or the Articles is not provided within ten (10) Business Days of any request, or if such information or evidence is reasonably sufficient to demonstrate that a Transfer has occurred in breach of this Deed or the Articles, the Board may (and shall, upon receipt of an Apax Investor Consent) notify the relevant Securityholder (the “Defaulting Security Holder”) that a breach of this Deed or the Articles has occurred, whereupon:

(a)	the Company (or the relevant Group Company) shall refuse to register the purported Transfer (other than with Apax Investor Consent);

(b)	the relevant Securities shall cease to confer on the holder thereof and the purported Transferee any rights in relation to them; and

(c)	the purported Transferee shall have no rights or privileges in respect of such Securities or this Deed,

in each case until such time as the Defaulting Security Holder: (i) has supplied such information or evidence as required by this clause 9.8, as is reasonably sufficient to demonstrate that any purported Transfer is not in breach of this Deed or the Articles; or (ii) procures that the purported Transfer is reversed.

10	TAG-ALONG RIGHTS

Delivery of Tag-Along Notice

10.1

The parties agree that, if the Apax Investor (“Tag-Along Seller”) desires to Transfer any of the Securities of the Company or any member of the Group held by it (the “Tag-Along Securities”) to any person (other than pursuant to a Permitted Arrangement, a Listing, a Listing Reorganisation, a Transfer of Securities pursuant to clause 7.7, a Transfer of Securities pursuant to the exercise of the Call Option (as that term is defined in the Articles) or following such a Transfer, a Syndication or any Transfer of Securities to the Apax Investor’s Affiliates (save for a Transfer of any of the Securities held by the Apax Investor to, or to an entity Controlled by, a Fund managed and/or advised by Apax Partners LLP other than any Fund that is part of the Funds referred to as “Apax IX”) (a “Tag-Along Sale”), the Tag-Along Seller shall deliver written notice (a “Tag-Along Notice”) to each Co-Investor at least ten (10) Business Days prior to the proposed completion date of the Tag-Along Sale, specifying in reasonable detail the identity of the prospective Transferee(s) (each a “Tag-Along Buyer”), the number of Tag-Along Securities of each class or type to be Transferred, the price, the proposed completion date of the Tag-Along Sale (if known) and the other material terms and conditions applicable to the Tag-Along Sale. The Tag-Along Seller must deliver, or cause to be delivered, to each Co-Investor copies of all transaction documents (or parts thereof, including on a redacted basis) that are relevant to such Co-Investor’s potential participation in the Tag-Along Sale pursuant to this clause 10, within 5 Business Days of the same becoming available.

Election to Participate

10.2

Each Co-Investor may elect to participate in the contemplated Tag-Along Sale by delivering a written notice to the Tag-Along Seller within five (5) Business Days after delivery of the Tag-Along Notice. If any such Co-Investor so elects to participate in the contemplated Tag-Along Sale, such Co-Investor (a “Participating Co-Investor”) shall be entitled to sell a Pro Rata Percentage of such Participating Co-Investor’s Securities of the same class and type as the Tag Along Securities (together, the “Participating Tag-Along Securities”) for a price equal to the Pecuniary Value of such Participating Tag-Along Securities and otherwise on the same terms and conditions as the Tag-Along Seller (including time of payment, form of consideration, representations, warranties and covenants (if any, and provided always they are given on a several basis) and limitations of liability) and in the same relative proportion of cash and non-cash consideration (if relevant) as offered to the Tag-Along Seller.

Cooperation of Co-Investors

10.3

With respect to any Tag-Along Sale, each Co-Investor shall comply with clause 8.5, construed as if such Tag-Along Sale were a Liquidity Event and, without limiting the generality of the foregoing, hereby consents to the taking of any step by any Group Company or the Apax Investor (as applicable) which is necessary as determined by the Board (acting reasonably and in good faith) to effect any legal formalities in connection with the Transfer of Participating Tag-Along Securities subject to such Tag-Along Sale, and undertakes to otherwise cooperate with such sale or process by which such sale is arranged.

Costs and undertakings

10.4	Each Participating Co-Investor shall:

(a)	pay its pro rata share (based on the aggregate proceeds to be received from such Tag-Along Sale) of the expenses incurred by the Tag-Along Seller in connection with such Tag-Along Sale;

(b)

grant customary representations and warranties in respect of title and capacity (including as to encumbrances over the Participating Tag-Along Securities), compliance with law and constituent documents (if applicable), authority to participate in the Tag-Along Sale and no restrictions on transfer of the Participating Tag-Along Securities;

(c)

be obligated to join on a pro rata basis (based on the aggregate proceeds) in any indemnification in respect of representations and warranties or otherwise or other obligations that the Tag-Along Seller itself agrees to undertake in connection with such Tag-Along Sale.

Exclusion

10.5	The provisions of clauses 10.1 to 10.4 (inclusive) will not apply to any Transfers of Securities in respect of which a Drag-Along Exercise Notice has been served.

11	DRAG-ALONG RIGHTS

Drag-Along Right

11.1

If at any time the Apax Investor intends to Transfer, whether in one transaction or a series of related transactions, 50.1% or more of the A Ordinary Shares in issue at the relevant time to a Third Party Purchaser (a “Drag-Along Transaction”) then the Apax Investor (the “Drag-Along Investor”) may exercise a drag-along right on the terms and subject to the conditions set out in this clause 11 (the “Drag-Along Right”).

Drag-Along Exercise Notice

11.2

If the Drag-Along Investor exercises its Drag-Along Right, by notice in writing (the “Drag-Along Notice”) to the Co-Investors and any Permitted Transferee of any Co-Investor that holds Securities (in which case the Co-Investors and their respective Permitted Transferees shall be deemed “Drag-Along Sellers”), to be delivered at least ten (10) calendar days prior to the date on which it is intended to complete the Drag-Along Transaction, it may require each Drag-Along Seller to sell a Pro Rata Percentage of each class and type of its Securities to the Third Party Purchaser in the Drag-Along Transaction for consideration equal to the Pecuniary Value of such Securities and in the same form of consideration, and the same relative proportion of cash and non-cash consideration (if relevant), as offered to the Drag-Along Investor.

11.3	The Drag-Along Notice shall specify:

(a)	the name and address of the Third Party Purchaser;

(b)	the total number of Securities of each class and type to be Transferred by the relevant Co-Investor and/or any of its Permitted Transferees (the “Drag-Along Securities”);

(c)	the Pecuniary Value of each Drag-Along Security;

(d)	the form of consideration; and

(e)	the other material terms and conditions applicable to the Drag-Along Transaction.

11.4	If the Drag-Along Investor exercises its Drag-Along Right in accordance with this clause 11, each Drag-Along Seller shall be obliged to sell its Drag-Along Securities to the Third Party

Purchaser simultaneously with the closing of the Drag-Along Transaction and for the same form of consideration per type of Securities and on the same terms (except as to amount of consideration, which shall be equal to the Pecuniary Value of such Drag-Along Securities but shall be receivable at the same time) as have been offered to the Drag-Along Investor in the Drag-Along Transaction (and as are set out in the Drag-Along Exercise Notice), and shall take all actions as are necessary, or reasonably requested by Drag-Along Investor, to effect a Transfer of its Securities to the Third Party Purchaser (including delivering all documents to effect such Transfer).

Securities of the same type

11.5

For the purpose of this clause 11, the A1 Ordinary Shares, A2 Ordinary Shares, A3 Ordinary Shares, C Ordinary Shares, C1 Ordinary Shares and C2 Ordinary Shares shall be considered Securities of the same type, and the D1 Ordinary Shares and D2 Ordinary Shares shares shall be considered Securities of the same type.

Cooperation of Co-Investors

11.6

With respect to any Drag-Along Transaction, each Co-Investor shall comply with clause 8.5, construed as if such Drag-Along Transaction were a Liquidity Event and, without limiting the generality of the foregoing, hereby consents to the taking of any step by the Company or the Apax Investor (as applicable) which is necessary as determined by the Board (acting reasonably and in good faith) to effect any legal formalities in connection with the Transfer of its Drag-Along Securities which are subject to such Drag-Along Transaction, including to Transfer its relevant Securities on the terms and conditions approved for such sale by the Apax Investor.

Costs and undertakings

11.7	Each participating Drag-Along Seller shall:

(a)

pay its pro rata share (based on the aggregate proceeds to be received from such Drag-Along Transaction) of the expenses incurred by the Drag-Along Investor in connection with such Drag-Along Transaction;

(b)	grant customary representations and warranties in respect of title and capacity; and

(c)

be obligated to join on a pro rata basis (based on the aggregate proceeds) in any indemnification (in respect of representations and warranties or otherwise) or other obligations that the Drag-Along Investor itself agrees to undertake in connection with such Drag-Along Transaction).

No other transfers

11.8	At any time while any Securities are subject to a Drag-Along Exercise Notice, such Securities may not be transferred otherwise than in accordance with this clause 11.

12	UNDERTAKINGS

Non-solicit and other undertakings

12.1

Each Co-Investor severally agrees with the Investor and the Company (for itself and as trustee for each Group Company) that, while it is a Securityholder and for a period of 18 months from the date on which the Co-Investor ceases to be a Securityholder, it will not of its own account, through or in connection with an Affiliate or any other person, or on behalf of any other person, directly or indirectly canvass, solicit, entice away or hire or engage in any capacity (or attempt to do any of the foregoing) any person who is, or who was in the 12 month period immediately prior to the relevant date of determination, a Senior Employee, whether or not the relevant action would cause such person to commit a breach of his or her employment or non-compete contract or other engagement terms with the relevant Group Company (for the purpose of this clause 12.1, to “hire or engage” a person shall also mean the hiring or engagement of any: (i) body corporate or subsidiary undertaking directly or indirectly Controlled by such person; or (ii) partnerships in which such person is a partner).

12.2

Each Co-Investor severally agrees with the Investor and the Company (for itself and as trustee for each Group Company) that while it is a Securityholder it shall promptly disclose to the Board details of any Business Opportunity of which it becomes aware, and will not divert such Business Opportunity to any person other than a Group Company unless, in each case, agreed by the Board in advance.

Non-disparagement

12.3

Each Co-Investor severally agrees with the Investor and the Company (for itself and as trustee for each Group Company) that it will not, either during or at any time after its engagement or employment with a Group Company, or while it is, or after it ceases to be, a Securityholder, make any derogatory or critical statement or comment in relation to, or otherwise disparage, any Group Company, the Business or any then-current or former Securityholder, investor, director, officer or employee or any Group Company, or otherwise do any thing which may be reasonably expected to prejudice or bring into disrepute the business reputation of any Group Company.

Non-disclosure of confidential information

12.4

Each Co-Investor severally undertakes to the Apax Investor and the Company (for itself and as trustee for each Group Company) that (except in the proper course of its duties to a Group Company or with the authority of the Board or to the extent required by law) it will not, either during or at any time after its engagement or employment with a Group Company, or while it is, or after it ceases to be, a Securityholder, use for any purpose or disclose to any person any trade secret or confidential information concerning the business or affairs of a Group Company, provided that this restriction ceases to apply to information which becomes publicly known other than by default of that Co-Investor or which is required to be disclosed by law, regulation, order of a court of competent jurisdiction, recognized investment exchange or for Tax or accounting purposes.

No use of trade names

12.5

Each Co-Investor severally undertakes with the Apax Investor and the Company (for itself and as trustee for each Group Company) that (except in the proper course of its duties on behalf of a Group Company or with the authority of the Board) it will not, at any time, directly or indirectly, carry on a business (whether similar or not to that of a Group Company) under or including a name or mark which is the same as or substantially similar to a name or mark used by a Group Company and it will procure that any person Controlled by it, and (so far as it is reasonably able) its connected persons, will not carry on a business under or including any such name.

Reasonableness of the restrictions

12.6

Each Co-Investor hereby confirms that it considers that the restrictions contained in clauses 12.1 to 12.5 (inclusive) (each of which is a separate obligation) are reasonable (each having taken separate legal advice) in all the circumstances as necessary to protect the legitimate interests of the Apax Investor and the Group, but if any such restriction is judged by a competent court to be void but would be valid and enforceable if certain words were deleted or the period or area of application reduced, such restrictions shall apply with such modification or modifications as may be necessary to make them valid and effective.

Co-Investor consent rights

12.7

Each of the Holding Companies severally undertakes to the Co-Investors that it shall not, and the Apax Investor undertakes to the Co-Investors (as a group) to procure that, except with the prior written consent of a Co-Investor Majority (such consent not to be unreasonably withheld, delayed or conditioned), no Group Company shall do any of the things set out in clauses 12.7(a) to (c):

(a)

make any amendments to the Articles or the Loan Note Instrument which adversely and disproportionately affect the rights attaching to the Securities held by the Co-Investors when compared with the rights attaching to the Securities held by the Apax Investor;

(b)

save as permitted by the provisions of article 16 of the Articles (Transfer of Shares - Call Option), make any distributions, redemptions, capital reductions or buybacks in respect of a given class or type of Security other than on a pro rata basis as between all holders of that class or type of Security; and

(c)	enter into any transactions between the Apax Investor and its Affiliates, on the one hand, and any Group Company, on the other hand, other than on arm’s length terms,

except, in each case, to the extent necessary or desirable to give effect to any action or thing that is required by this Deed or otherwise carried out in accordance with its terms.

12.8

Consent sought by a Group Company for the purpose of clause 12.7 shall be deemed given by a Co-Investor Majority if no response to the relevant Group Company’s request for consent is received from a Co-Investor Majority within 3 Business Days of such request being deemed received pursuant to clause 21.

13	COMPLIANCE COVENANTS

13.1

Subject always to clause 24.3, each party agrees to observe and comply fully and promptly with the provisions of the Articles to the intent and effect that each and every provision thereof shall be enforceable by the parties to this Deed between themselves and in whatever capacity notwithstanding that any such provision might not have been so enforceable in the absence of this clause 13.1.

13.2

Each Co-Investor severally undertakes to the Apax Investor that it will exercise (or, if appropriate, refrain from exercising) its rights in the Company (whether as a Securityholder or as a director or both) to procure (so far as it is legally able) that full effect is given to the obligations of the Company under this Deed and, subject always to clause 24.3, the Articles.

13.3

In the case of any obligation of any Group Company contained in this Deed, each Co-Investor severally undertakes to the Apax Investor that it will exercise (or, if appropriate, refrain from exercising) its rights (whether as a Securityholder or as a director and/or employee or both) to seek to procure (so far as it is legally able) that the relevant Group Company shall observe the same).

13.4	In order to secure each Co-Investor’s obligations solely in respect of a Permitted Arrangement, Drag-Along Transaction, Listing Reorganisation or under clauses 8, 11 or 24.4

(such obligations, the “POA Obligations”), each Co-Investor appoints the Company and each Apax Investor Director (each, an “Attorney” and, together, the “Attorneys”) to act as its attorney, or, failing which, its agent, with authority in that Co-Investor’s name and on its behalf to:

(a)

consent to the holding of any meetings of a Group Company or of any classes of its Securityholders at short notice and to attend at any meeting of a Group Company or of any class of its Securityholders including at any adjournment of any such meeting;

(b)

effect any Transfer of its Securities which is required to be made and which such Co-Investor fails to make in a timely manner in breach of the provisions of this Deed relating to that Co-Investor’s POA Obligations;

(c)

exercise the votes that it controls at general meetings and/or board meetings of a Group Company and exercise its powers as an employee of a Group Company (if applicable) to give effect to, and act in accordance with, that Co-Investor’s POA Obligations; and

(d)

execute, acknowledge, verify, swear to, deliver, record and file, in its name, all instruments, documents and certificates which may be required from time to time in connection with that Co-Investor’s POA Obligations (including the amendment thereof in accordance with their respective terms), in each case, which are permitted solely for the purposes set out at the start of this clause 13.4 and provided, in each case in respect of THCP, THCP has first been asked to carry out the relevant action and has refused or failed to do so within a reasonable period as requested, which shall not be less than three (3) Business Days.

13.5

Each Co-Investor shall indemnify and keep indemnified each Attorney from all losses, liabilities, costs (including legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands that may be incurred by it as a result of the performance of their respective duties, functions and role as an Attorney under this Deed, save in the case of fraud, provided that, in the case of THCP only, prior to the Attorney having executed any document in the name of THCP, THCP was given an opportunity to execute such document and failed to do so within a reasonable period as requested, which shall not be less than three (3) Business Days.

13.6

Each Co-Investor hereby declares that the power of attorney set out in clause 13.4 is conclusive and binding on it and such Co-Investor hereby undertakes at all times hereafter to ratify and confirm whatsoever an Attorney shall lawfully do or cause to be done by virtue of this power of attorney and on behalf of that Co-Investor.

13.7

Each Co-Investor declares that the power of attorney set out in clause 13.4 having been given by such Co-Investor to each Attorney to secure the Co-Investor’s POA Obligations, shall be given by way of security and shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

13.8

Without prejudice to the effect of the remainder of this clause 13, each Co-Investor undertakes for the benefit of the Company and the Apax Investor following written request by the Board to deliver to the Company a power of attorney in the terms set out in this clause 13.

14	DEED OF ADHERENCE

14.1

Notwithstanding any other provision of this Deed or the Articles, other than pursuant to an Apax Investor Consent, no person shall be entitled to become a Transferee of any interest in any Securities previously held by the Co-Investor or to acquire (directly or indirectly) any rights hereunder or be registered as the holder of any Securities previously held by a Co-Investor unless such person (and, if that person is a Family Transferee, the relevant Co-Investor as well) signs, executes and delivers a binding Deed of Adherence substantially in the form set out in Schedule 3 (or in such other form as the Board may reasonably require or approve from time to time).

14.2

A person who has entered into a Deed of Adherence pursuant to this Deed has the benefit of, and is subject to the burden of, all the provisions of this Deed as if that person is a party to this Deed in the capacity designated in the Deed of Adherence and this Deed shall be interpreted accordingly.

14.3

Without limiting the general nature of clause 14.2, a person designated as an Apax Investor in a Deed of Adherence is entitled to the benefit of all undertakings given to the Apax Investor in or pursuant to this Deed, provided that nothing in this clause 14.3 is construed as requiring a party to perform again an obligation or discharge again a liability already performed or discharged or entitling a party to receive again a benefit already enjoyed.

14.4	If at any time there is more than one Apax Investor, then:

(a)

any notice required to be delivered to one or more of the Apax Investors pursuant to the terms of this Deed shall be deemed validly delivered to any such Apax Investor if it is delivered to the Apax Investor holding the greatest number of A1 Ordinary Shares, in each case in accordance with clause 21; and

(b)

any requirement that one or more of the Apax Investors gives notice, consent, approval or any other communication to a Co-Investor pursuant to the terms of this Deed shall be deemed satisfied in respect of all such Apax Investors if such notice, consent, approval or communication is given to the relevant Co-Investor by the Apax Investor holding the greatest number of A1 Ordinary Shares.

14.5

Any Co-Investor who Transfers any Securities to one or more Permitted Transferees undertakes to the Apax Investor and the Company (for itself and as trustee for each Group Company) to procure that each such Permitted Transferee complies with all the provisions of this Deed and shall be jointly and severally liable with its Permitted Transferees for any breach by any of them of any provision of this Deed.

15	MANAGEMENT INVESTMENT DEED

Notwithstanding the terms of any other agreement between the Company and a Co-Investor, the Company shall not be required to, and shall not, issue or allocate any Incentive Securities (including Existing Employee Shares, Reserved Shares or Transfer Shares (in each case, as such term is defined in the Management Investment Deed)) to such Co-Investor unless, prior to the issue of such Incentive Securities, such Co-Investor has delivered to the Company:

(a)	a duly executed deed of adherence which provides for such Co-Investor’s adherence to the Management Investment Deed as a Manager in accordance with its terms; and

(b)	any documentation required by the Board, acting reasonably, to effect the Co-Investor’s cessation as a party to this Deed and release from any and all future rights and obligations as a Co-Investor.

16	FEES AND COSTS

Unless otherwise specified in this Deed, each party will bear its own costs and expenses in connection with this Deed.

17	CO-INVESTORS’ TAXATION

17.1

Each Co-Investor who is an employee of a Group Company agrees to cooperate with such Co-Investor’s employing Group Company, the Company, any other Group Company or any of their direct and indirect subsidiaries, as required following a request made of such Co-Investor, to enable the relevant entity to complete all administrative formalities and reporting requirements as may be required under any applicable tax, employment, payroll or social security laws in respect of, by reference to or in connection with the subscription, issuance, acquisition, transfer, conversion or disposal of any Securities, being given the right or opportunity to acquire any Securities, or any other transaction or event relating to the Securities, in each case in a timely manner.

17.2

Without prejudice to the generality of clause 17.1 and unless otherwise agreed with the written consent of the Apax Investor, as regards any Securities (i) held by or on behalf of any Co-Investor or any of their Permitted Transferees or any person to whom such Securities have been Transferred (including, for the avoidance of doubt, any person to whom Securities have been Transferred by the trustee of an employee benefit trust) and (ii) which fall within the scope of Part 7 Income Tax (Earnings and Pensions) Act 2003, the relevant employee undertakes that he or she shall:

(a)

enter into an election with its employing company pursuant to section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (or any substantially similar election in any jurisdiction outside the United Kingdom in the form prescribed by the relevant Taxation Authority) (the “Election”) no later than 14 days after the subscription or acquisition of such Securities (or such shorter or longer period as the relevant Taxation Authority may direct in writing or as is required under another relevant jurisdiction); and

(b)

if such employee is a resident for Tax purposes in the United States of America, is a citizen of the United States of America or is otherwise subject to Tax of the United States of America, no later than 30 days following the issuance, acquisition or subscription of any Securities, execute and deliver to the Internal Revenue Service an election under Section 83(b) of the United States Internal Revenue Code of 1986 (as amended) with respect to the issuance, acquisition or subscription of any such Securities.

17.3

In any case where any Group Company (including, but not limited to, the Co-Investor’s employing Group Company) is obliged to account for any Employee Taxation on its own behalf, or on behalf of the Co-Investor, by way of withholding or deduction as a result of, or in respect of, by reference to or in connection with the Co-Investor’s Securities, including, without prejudice to the generality of the foregoing:

(a)	the subscription for or acquisition of the legal and/or beneficial ownership and/or interest of Securities;

(b)	the entering into of the Election; and

(c)

any action, event or thing done following the provision, subscription or acquisition of Securities in or by any Group Company, including, but not limited to the sale or transfer of the Securities and waiver of any loan, which gives rise to an Employee Taxation liability in respect of its Securities, such Group Company may, to the extent legally permissible, recover Employee Taxation from the relevant Co-Investor in question and (without limitation to the generality of the foregoing) each such Co-Investor agrees that such company shall recover the withholding amounts via deductions from salary for the relevant period (if applicable). To the extent that such deductions are insufficient to cover the Employee Taxation within 60 days of such Employee Taxation arising (or such shorter period of time as may be required under applicable law or regulation or as may be deemed necessary by the relevant Group Company (acting reasonably and in good faith) in order to minimize the Employee Taxation), or if the relevant Co-Investor does not earn a salary from which to make such deductions, the Co-Investor hereby covenants to pay the relevant Group Company the balance promptly and in any event within ten (10) Business Days of receipt by it of a written demand from the relevant Group Company to pay such amount.

18	RIGHTS UNDER TRANSACTION DOCUMENTS

18.1

Any Apax Investor Director shall be entitled to act on behalf of the Company or any Group Company in order to enforce the rights of the Company or any Group Company under the Share Purchase Agreement, any employment or service agreement, or other agreement entered into between any Co-Investor and any of the Group Companies.

19	CONFIDENTIALITY

19.1

For as long as a party is a Securityholder (or interested in Securities), and for a period of three years after the date it ceases to be a Securityholder (or interested in Securities), such party will, and shall procure that each of its Affiliates will, only use any information relating to another party, the Business or to a Group Company which was acquired by such party as a Securityholder (or person interested in Securities) in connection with the transaction and its investment, and will cause all information so obtained by it or its Affiliates which is not publically available to be treated as confidential, provided that nothing in this clause 19.1 will prevent: (i) the Apax Investor or Apax Investor Directors disclosing such information in accordance with clauses 6, 19.3 and 19.4 or (ii) a Co-Investor disclosing such information in accordance with clause 19.5.

19.2	The obligations of confidentiality in clause 19.1 do not apply to information which, after the date of this Deed:

(a)	is or becomes generally available to the public;

(b)	is required to be disclosed to a competent tribunal, government agency, Taxation Authority or other regulatory body (including pursuant to a subpoena, civil investigative demand or similar process);

(c)

is required to be disclosed pursuant to an order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organisation, agency or committee; or

(d)	is required to be otherwise disclosed in connection with any judicial or administrative proceeding (including, in response to oral questions or requests for information or other documents).

Disclosure of information by Apax Investor Directors

19.3

Each Apax Investor Director may disclose on a confidential basis any information received from a Group Company to shareholders of the Apax Investor and its Affiliates, to any officer, director, employee, investor, shareholder, adviser, insurance provider or potential finance provider of any Group Company or any of the foregoing.

Disclosure of information by Apax Investors

19.4

The Apax Investor may disclose on a confidential basis any information received from a Group Company or an Apax Investor Director (or any information, whether confidential or not, of or relating to, a Group Company):

(a)	to any Affiliate of the Apax Investor;

(b)	to any general partner, limited partner, manager, trustee or nominee of, or investor or prospective investor in, the Apax Investor or any of its Affiliates;

(c)	to a body corporate or other person, partnership or fund (including any unit trust):

(i)

which is advised, or the assets of which are managed (whether solely or jointly with others), from time to time by the Apax Investor or by an Affiliate of the Apax Investor or by the general partner, trustee, nominee, manager of or adviser to any such person; or

(ii)	in respect of which the Apax Investor or any of its Affiliates is a general partner;

(d)	to any director, employee, officer, adviser or agent of the Apax Investor or any person falling within this clause 19.4;

(e)

to any sponsor, underwriter or broker for the purposes of facilitating an Exit or a Listing (subject to such person first having executed a confidentiality undertaking in favour of the Company (on behalf of itself and as trustee for each Group Company) in a form reasonably acceptable to the Board);

(f)	in connection with a Refinancing approved by the Apax Investor;

(g)

to any of the Group’s current or (subject to such person first having executed a confidentiality undertaking in favour of the Company (on behalf of itself and as trustee for each Group Company) in a form reasonably acceptable to the Board) proposed bankers or financiers from time to time;

(h)

to a potential purchaser of shares or other Securities in a Group Company or of assets (or the whole or part of the undertaking) of a Group Company (subject to such person first having executed a confidentiality undertaking in favour of the Company (on behalf of itself and as trustee for each Group Company) in a form reasonably acceptable to the Board); or

(i)

to a person to whom it is required to pass the information by law or by any rule of, or by, any regulatory body or authority or any Taxation Authority, or to the extent disclosure is otherwise reasonably made to a Taxation Authority in connection with its Tax affairs.

Disclosure of information by the Co-Investors

19.5	Each Co-Investor may disclose on a confidential basis any information received from a Group Company (or any information, whether confidential or not, of or relating to, a Group Company):

(a)	in respect of an Institutional Co-Investor, to any general partner, limited partner, manager, trustee or nominee of, or investor or prospective investor in, such Institutional Co-Investor;

(b)	to any director, employee, officer, adviser or agent of such Co-Investor or any person falling within this clause 19.5;

(c)

to a provider of insurance or provider of finance to such Co-Investor, solely to the extent such information is necessary for the provision of such insurance or finance in connection with its investment in the Company; or

(d)	to a person to whom it is required to pass the information by law or by any rule of, or by, any regulatory body or authority or any Taxation Authority.

20	PUBLICITY

A press release or other external media communication to be made by a party relating to the investment in the Company pursuant to or in connection with this Deed may only be made with the prior written consent of the Apax Investor and the Co-Investor Majority.

21	NOTICES

21.1

A notice or other communication given under this Deed must be in writing in English, and signed by or on behalf of the person giving it and marked for the attention of the addressee’s authorised recipient and is deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class post (to a United Kingdom address) or by recognised international courier (to a non-United Kingdom address) to the authorised address of that party, sent by fax to the authorised fax number of that party, or sent by email to the authorised email address of that party, and if:

(a)	delivered by hand, it is deemed to have been received at the time of delivery;

(b)	posted to a United Kingdom address, it is deemed to have been received on the second Business Day after the date of posting;

(c)	posted to a non-United Kingdom address, it is deemed to have been received on the fifth Business Day after the date of posting;

(d)	sent by fax, it is deemed to have been received upon receipt by the sender of a transmission report (or other appropriate evidence) that the fax has been transmitted to the addressee; or

(e)	sent by email, it is deemed to have been received at the time the email is sent, provided that no notification is received by the sender that the email is undeliverable,

provided that where, in the case of delivery by hand, fax transmission or email, delivery occurs or transmission completes after 6.00 pm on a Business Day or at any time on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am on the following Business Day.

21.2

For the purpose of clause 21.1 the authorised address, authorised fax number, authorised email address and authorised recipient of each party is the address and fax number set out in Schedule 1 and Schedule 2 or in the Deed of Adherence (as the case may be) or such other address, email address and/or fax number as that party may notify to the others in writing (in accordance with the requirements of clause 21.1) from time to time.

21.3	For the purposes of clause 21.1:

(a)	notices for the Co-Investor should be marked for the attention of the person, and at the address, set out opposite that Co-Investor’s name in Schedule 1;

(b)	notices for THCP shall be marked for the attention of:

Name:	Bruno Fischer

Address:	4, rue Albert Borschette, L- 1246 Luxembourg Grand Duchy of Luxembourg; and

(c)	notices for the Apax Investor shall be marked for the attention of:

Name:	Gabriele Cipparrone

Address:	Apax Partners 33 Jermyn Street London SW1Y 6DN

With a copy of each notice marked for the attention of:

Name:	Rory Mullarkey and Aprajita Dhundia

Address:	Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF

Email:	rmullarkey@kirkland.com and aprajita.dhundia@kirkland.com.

22	TRANSFER OF RIGHTS AND OBLIGATIONS

Generally no assignment

22.1	Except as otherwise provided in this Deed, no party may assign or in any other way dispose of any of its rights or obligations under this Deed without the prior written consent of the Apax Investor.

Transfer of rights and obligations to Apax Investor’s Transferees

22.2

Rights under this Deed may be assigned (and obligations novated) to a Transferee of the Apax Investor to whom the Apax Investor is Transferring any Securities in accordance with the terms of this Deed without the consent of any other party.

Effect of assignment

22.3

If an assignment under clause 22.1 and/or clause 22.2 takes place, no party to this Deed shall be under any greater liability to any other party than they would otherwise have been had no such assignment occurred.

23	ENTIRE AGREEMENT, AMENDMENT AND TERMINATION

Entire agreement

23.1

This Deed and the other documents referred to in it together constitute the entire agreement between the parties in respect of the subject matter of this Deed and supersede any and all prior agreements.

23.2	Subject to clause 23.3:

(a)

each of the parties acknowledges to the others that it has not been induced to enter into this Deed by, nor relied upon, any representation or warranty other than the warranties contained in this Deed and acknowledges that no representations have been made in this Deed;

(b)

each party irrevocably and unconditionally waives any right which it may have to claim damages in respect of, or to rescind, this Deed by reason of any misrepresentation whatsoever or by reason of any warranty not set out in this Deed or in any such document; and

(c)

the only remedy available for breach of any of the warranties set out in this Deed and the documents referred to in it shall be for damages for breach of contract under the terms of the relevant document.

23.3

Nothing in this clause 23 shall exclude any liability which any party would otherwise have to any other party, or any right which any of them may have to rescind this Deed in respect of statements made fraudulently by any other party prior to the execution of this Deed, or any rights which any of them may have in respect of fraudulent concealment by any other party.

Amendment

23.4

Except with respect to Schedule 1 hereto which may be updated by the Apax Investor from time to time to record additional persons who may, following the date of this Deed and in accordance with this Deed, adhere to this Deed, no amendment, change or addition to this Deed is effective or binding on a party unless in writing and executed by the Apax Investor and the Co-Investor Majority.

Termination

23.5

On an Exit or a Listing, the provisions of this Deed (other than clauses 1 (Interpretation), clause 8.5(e)(iv), 12 (Co-Investor’s undertakings), 19 (Confidentiality), 20 (Publicity), 21 (Notices), 23 (Entire Agreement, Amendment and Termination), 24 (Miscellaneous), 26 (Governing law and jurisdiction) and 24.4) shall cease to have effect except that each party’s accrued rights and obligations shall not be affected.

23.6	When a Co-Investor ceases to be a Securityholder, that Co-Investor shall cease to be a party to this Deed (and the definition of “Co-Investor” no longer includes that person) except that:

(a)

clauses 1 (Interpretation), 9.8 (Defaulting Security Holder), 12 (Co-Investor’s undertakings), 19 (Confidentiality), 20 (Publicity), 21 (Notices), 23 (Entire Agreement, Amendment and Termination), 24 (Miscellaneous), 26 (Governing law and jurisdiction) and 24.4, shall continue to bind that Co-Investor; and

(b)	such Co-Investor’s accrued rights and obligations shall not be affected.

23.7

When a person who is an Apax Investor ceases (or the person holding Securities for such Apax Investor ceases) to hold Securities, such person shall cease to be a party to this Deed (and the definition of “Apax Investor” no longer includes that person) except that:

(a)

Clause 1 (Interpretation), clause 19 (Confidentiality), 20 (Publicity), 21 (Notices), 23 (Entire Agreement, Amendment and Termination), 24 (Miscellaneous) and 26 (Governing law and jurisdiction) shall continue to bind the Apax Investor; and

(b)	its accrued rights and obligations shall not be affected.

24	MISCELLANEOUS

Further assurance

24.1	Each party must, and must use all reasonable efforts to procure that any other person will:

(a)	do all such further acts and things;

(b)	execute and perform such further deeds and documents;

(c)	give such further assurances; and

(d)	raise no objections and waive, or refrain from the exercise of, any statutory or other legal rights,

in each case as may reasonably be required to give effect to this Deed.

24.2	Without limiting clause 24.1, each Co-Investor that is not an Institutional Co-Investor undertakes to each other Securityholder to at all times:

(a)	exercise the votes that he controls at general meetings and/or board meetings of a Group Company; and/or

(b)	exercise (to the extent applicable) his powers as an employee, director, contractor and/or advisor of a Group Company,

to give effect to this Deed and shall procure compliance of each Group Company with this Deed and the Articles.

Conflict with Articles or Constitutional Documents

24.3

Where the provisions of the Articles or the constitutional documents of another Group Company conflict with or are otherwise inconsistent with any provision of this Deed, each party agrees that the provisions of this Deed prevail, and if the Apax Investor so requires, each party shall promptly procure the amendment of the Articles or the articles of association or constitutional documents of the relevant Group Company to the extent required to enable the Group to be administered as provided in this Deed.

24.4

Each party undertakes to each other party that on and following an Exit, it will continue to comply with the provisions of the Articles in effect immediately prior to such Exit (notwithstanding that the Company may have changed its Articles on or after such Exit) in relation to the allocation of proceeds of such Exit (including, without limitation, any deferred or contingent consideration).

Unlawful fetter

24.5

Notwithstanding any provision of this Deed, no Group Company is bound by a provision of this Deed only to the extent it constitutes an unlawful fetter on any of its statutory powers, but such provision shall remain valid and binding as regards each other party to which it is expressed to apply.

Successors and assigns bound

24.6

This Deed is binding on each party’s successors in title or assigns or (in the case of a party who is an individual) its personal representatives, but such a person is not entitled to the benefit of its provisions unless that person has entered into a Deed of Adherence.

No partnership or agency

24.7	This Deed is not to be construed as creating a partnership or an agency (except to the extent expressly described) relationship between any of the parties.

Survival beyond Completion

24.8	Each obligation and undertaking given by each party under this Deed continues in full force and effect notwithstanding Completion.

Counterparts

24.9	This Deed may be executed in any number of counterparts, each of which when executed and delivered is an original, but all of which when taken together constitute a single instrument.

Severability

24.10

Whenever possible, each provision of this Deed shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Deed in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Deed shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein to best reflect the original intent of the parties hereto.

Indulgence

24.11

No relaxation, forbearance, indulgence or delay (together “Indulgence”) of a party in exercising a right under this Deed is to be construed as a waiver of that right and does not affect the ability of that party subsequently to exercise that right or to pursue a remedy in respect of it, nor does any Indulgence constitute a waiver of any other right.

Compromise

24.12	Save as otherwise expressly provided in this Deed:

(a)

a liability to a party may be released or compromised, wholly or partially, and any time or Indulgence may be given, by any party to any person (a “Recipient”) in writing in the relevant party’s absolute discretion without prejudicing or otherwise affecting their rights and remedies against any other person, whether that other person is under the same or similar liability, including a liability held with the Recipient; and

(b)	each party is responsible only for its own acts and defaults, and has no liability for the act or default of any other party.

25	THIRD PARTY RIGHTS

Exclusion of Contracts (Rights of Third Parties) Act 1999, subject to exceptions

25.1	Except as provided in clause 25.2, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Deed.

Exceptions to exclusion of Contracts (Rights of Third Parties) Act 1999

25.2	The following persons (each a “Third Party”) may enforce the following terms of this Deed subject to and in accordance with the terms of this Deed and the Contracts (Rights of Third Parties) Act 1999:

(a)	each Apax Investor Director is entitled to enforce those provisions of this Deed which confer benefits on that person in accordance with the Contracts (Rights of Third Parties) Act 1999;

(b)	each person on whom clause 4 confers benefits is entitled to enforce that clause in accordance with the Contracts (Rights of Third Parties) Act 1999;

(c)	a person to whom rights have been assigned in accordance with this Deed may in its own right enforce those rights; and

(d)	any Group Company is entitled to enforce clauses 12, 17.1, 19 and 24.5.

Termination and variation without Third Party permission

25.3	This Deed may be rescinded or terminated and a term may be amended or waived without the permission of a Third Party even if that takes away a right which the Third Party would otherwise have.

Apax Investor’s permission required for enforcement

25.4

No Third Party may enforce a term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999 and clause 25.2 without the prior written permission of the Apax Investor. The Apax Investor’s permission may, if given, be given on and subject to any terms and conditions that the Apax Investor may in its absolute discretion decide.

Assignment of rights under Contracts (Rights of Third Parties) Act 1999

25.5

No Third Party may, without the prior written permission of the Apax Investor, assign, charge or otherwise dispose of any of its rights under this Deed or grant or create any third party interest in its rights under this Deed (including holding an interest on trust for another).

26	GOVERNING LAW AND JURISDICTION

26.1

This Deed (together with all documents to be entered into pursuant to which are not expressed to be governed by another law) and all matters (including without limitation, any contractual or non-contractual obligation) arising from or in connection with it (including for the avoidance of doubt, the arbitration agreement under clause 26.2 below or any arbitration proceedings commenced pursuant to it) are governed by, and to be construed and take effect in accordance with, English law.

26.2

Any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination or any non-contractual obligation arising out of or in connection with this Deed, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA) (the “LCIA Rules”, which are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The claimant(s) and the respondent(s) shall nominate an arbitrator respectively. The third arbitrator, who shall be the presiding arbitrator, shall be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their appointments, failing which he shall be appointed by the LCIA Court. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitral proceedings shall be English. Each party hereto agrees that the arbitration under the LCIA Rules is the most appropriate and convenient forum to settle any such dispute, and, accordingly, that the parties shall not argue to the contrary.

IN WITNESS WHEREOF this Deed has been executed as a Deed and delivered on the date hereof.

Schedule 3

Deed of Adherence

THIS DEED is made on                      by the person whose contact details appear in the schedule (the “New Co-Investor”);

WHEREAS:

(A)

By a deed dated              2018 (the “ Investment Deed”) concerning Maven Topco Limited, made between, amongst others, the Co-Investors, the Apax Investor and the Company (as those expressions are defined in the Investment Deed)

Option A [to be used where Securities are to be Transferred]

and to which [●] (the “Transferor”) is a party [by virtue of a Deed of Adherence dated                      ], the Transferor has agreed to sell and transfer to the New Co-Investor [Insert number and class of Securities] conditional upon the New Co-Investor entering into this Deed of Adherence.

Option B [to be used when Securities are to be issued]

the Company will issue to the New Securityholder [Insert number and class of Securities] conditional upon the New Securityholder entering into this Deed of Adherence.

(B)	The New Co-Investor wishes to acquire those Securities, subject to such condition and to enter into this Deed of Adherence pursuant to the Investment Deed.

THIS DEED WITNESSES:

1.

The New Co-Investor undertakes to and covenants with all the parties to the Investment Deed from time to time (including any person who enters into a Deed of Adherence pursuant to the Investment Deed, whether before or after this Deed is entered into) to comply with the provisions of and to perform all the obligations in the Investment Deed in so far as they remain to be observed and performed, as if the New Co-Investor had been an original party to the Investment Deed [in place of the Transferor] as a Securityholder and [Apax Investor/Co-Investor].

2.

[The Transferor assigns to the New Co-Investor its share of its rights under the Investment Deed in proportion to the number of [Securities] transferred as against the number of [Securities] retained by the Transferor (if any).] [Transferor will need to be a party for that purpose if not dealt with elsewhere]

3.	Except as expressly varied by this Deed, the Investment Deed will continue in full force and effect, and the Investment Deed will be interpreted accordingly.

4.

The interpretation provisions and the provisions of clauses 21 (Notices), 23 (Entire agreement, amendment and termination), 24.1 (Further assurance), 24.7 (No partnership or agency), 24.9 (Counterparts), and 26 (Governing law and jurisdiction) of the Investment Deed apply to this Deed as if those provisions had been set out expressly in this Deed, which will take effect from the date set out above.

THE SCHEDULE

DETAILS OF NEW CO-INVESTOR

Name	:
Registered number (if a company)	:
Country of Incorporation (if a company):

Address:

Schedule 4

Definitions

1	Definitions:

1.1	In this Deed the capitalised terms set out below have the following meanings:

“A Ordinary Shares” means, together, the A1 Ordinary Shares, the A2 Ordinary Shares and the A3 Ordinary Shares;

“A1 Ordinary Shares” means the shares described as the “A1 Ordinary Shares” in the Articles of £0.01 nominal value each;

“A2 Ordinary Shares” means the non-voting shares described as the “A2 Ordinary Shares” in the Articles of £0.01 nominal value each;

“A3 Ordinary Shares” means the non-voting shares described as the “A3 Ordinary Shares” in the Articles of £0.01 nominal value each;

“Affiliate” means, in relation to any person who is not an individual (and in each case from time to time):

(a)	any undertaking of that person;

(b)

if that person is a Fund, any adviser, nominee, custodian, operator, manager, administrator, trustee, general partner or limited partner to or of that Fund or to or of any undertaking of that person or any investor in any of them;

(c)	any undertaking of any trustee, nominee, custodian, operator or manager of that person;

(d)	any entity or Fund which has the same general partner, trustee, nominee, operator, manager or adviser as that person or as any undertaking of that person;

(e)	any Fund in respect of which the person or any undertaking of the person is a general partner;

(f)

any company or Fund which is advised by, or the assets of which (or some material part thereof) are managed (whether solely or jointly with others) from time to time by that person (or any undertaking of that person), or that person’s (or any undertaking of that person’s) general partner, trustee, nominee, manager or adviser;

(g)	any Co-Investment Scheme of that person or any undertaking of that person or any person holding shares under such scheme or entitled to the benefit of shares under such scheme;

(h)	any person who holds the beneficial title to any securities held by such person; and

(i)	any employee, officer, director, consultant, partner or professional adviser of that person or of any of the persons referred to in (a) to (g) above in respect of that person;

“Allocation” has the meaning given in clause 2.1;

“Apax Investor” means the First Apax Investor, Funds managed and/or advised by Apax Partners LLP and any Affiliate of the First Apax Investor or of Apax Partners LLP or Funds managed and/or advised by Apax Partners LLP who holds any Securities, and if at any time there is more than one Apax Investor, all references in this Deed to “Apax Investor” shall be construed as references to “Apax Investors”;

“Apax Investor Consent” means:

(a)	a consent or direction in writing signed by either an Apax Investor Director or the Apax Investor; or

(b)

a consent or direction from an Apax Investor Director by signing a written resolution of the Board or the minutes of a quorate Board meeting or committee meeting approving the relevant transaction or matter, and provided, in both cases, that the consent or direction is expressly referred to as an Apax Investor Consent;

“Apax Investor Directors” means the persons nominated by the Apax Investor as its representative on the board of any Group Company and is designated by the Apax Investor as such and “Apax Investor Director” means any one of them;

“Articles” means the articles of association or similar constitutional document of the Company (as amended from time to time);

“B Ordinary Shares” means the non-voting shares described as the “B Ordinary Shares” in the Articles of £0.01 nominal value each;

“Bidco” has the meaning given at the start of this Deed;

“Board” means the board of Directors of Genius Sports Group Limited, or such other Group Company as the Apax Investor determines, from time to time, including any duly appointed committee thereof;

“Business” means the business (or any part of it) carried out by one or more of the Group Companies from time to time;

“Business Day” means a day (other than a Saturday or Sunday or a public holiday) in which banks in the City of London and in Luxembourg are generally open for business;

“Business Opportunity” means a material business opportunity of which a Co-Investor is aware and reasonably believes would be beneficial to a Group Company;

“C Ordinary Shares” means the non-voting shares described as the “C Ordinary Shares” in the Articles of £0.01 nominal value each;

“C1 Ordinary Shares” means the non-voting shares described as the “C1 Ordinary Shares” in the Articles of £0.15 nominal value each;

“C2 Ordinary Shares” means the non-voting shares described as the “C2 Ordinary Shares” in the Articles of £0.15 nominal value each;

“CEO” means the person employed from time to time as the chief executive officer (or equivalent) of the Group, the first such person being Mark Locke;

“Chairman” means the chairman of the Company and the Board from time to time appointed in accordance with clause 5.9;

“Cleanco” has the meaning given at the start of this Deed;

“Cleanco Rolled Loan Notes” means the £38,506,077 fixed rate, redeemable loan notes issued by Cleanco pursuant to the terms of the rollover loan note instrument to be entered into by Cleanco on the date hereof;

“Co-Investment Scheme” means any Fund which co-invests alongside a Fund;

“Co-Investor” means any holder of Securities who is a party to this Deed, or who executes a Deed of Adherence in accordance with clause 14 , and who is not an Apax Investor;

“Co-Investor Majority” means together: (i) the holders of more than 50% of the total number of total issued A Ordinary Shares held by all of the Co-Investors from time to time; and (ii) for so long as THCP holds 2.5% or more of the total issued Ordinary Shares, THCP;

“Company” has the meaning given at the start of this Deed;

“Completion” means the completion of the Co-Investors’ obligations to subscribe and the settle the subscription price for certain Securities in accordance with clause 2.1;

“Completion Date” means the date on which Completion occurs;

“connected person” has the meaning given in the provisions, as at the date of this Deed, of sections 1122 and 1123 of the Corporation Tax Act 2010, save that for these purposes, the term “company” (as defined in section 1123 of the Corporation Tax Act 2010) shall include a limited liability partnership and provided that two or more persons shall not be treated as connected solely by reason of acting together to secure or exercise control of the Company (within the meaning of section 1122(4) Corporation Tax Act 2010) and a “person connected” with a party shall have a corresponding meaning;

“Control” of a specified person means the direct or indirect power to direct, or cause the direction of, the management or policies of the specified person, through the ownership of shares, by contract or otherwise. A person will be deemed to Control such a specified person if inter alia:

(a)	that person has the direct or indirect power;

(i)	to exercise or cause the exercise of more than 50% of the voting rights in respect of the specified person; or

(ii)	to appoint or cause the appointment of more than half of the board of directors, board of members or similar governing body of the specified person; or

(b)	the specified person is a limited partnership and the person is the general partner or manager of that limited partnership,

and the terms “Controlling”, “Controlled by” and “under common Control with” shall be construed accordingly;

“D1 Ordinary Shares” means the non-voting shares described as the “D1 Ordinary Shares” in the Articles of £0.01 nominal value each;

“D2 Ordinary Shares” means the non-voting shares described as the “D2 Ordinary Shares” in the Articles of £0.01 nominal value each;

“Declined Securities” has the meaning given in clause 7.4;

“Deed of Adherence” means a deed in the form set out in Schedule 3 with such reasonably required amendments as the Board may approve in writing;

“Defaulting Security Holder” has the meaning given in clause 9.8;

“Directors” means the directors of the Company from time to time, including the Apax Investor Directors (if appointed) and, “Director” means any of them;

“Drag-Along Exercise Notice” has the meaning given in clause 11.2;

“Drag-Along Investor” has the meaning given in clause 11.1;

“Drag-Along Right” has the meaning given in clause 11.1;

“Drag-Along Securities” has the meaning given in clause 11.3(b);

“Drag-Along Sellers” has the meaning given in clause 11.2;

“Drag-Along Transaction” has the meaning given in clause 11.1;

“Electing Co-Investor” has the meaning given in clause 7.4;

“Electing Co-Investor Proportion” means, with respect to an Electing Co-Investor, a percentage equal to (i) the number of Declined Securities that such Electing Co-Investor stated in its Pre-Emptive Reply that it wishes to acquire, divided by (ii) the total number of Declined Securities that all Electing Co-Investor stated in their respective Oversubscription Statements that they wish to acquire, multiplied by (iii) 100;

“Emergency Offering” has the meaning given in clause 7.7;

“Employee Tax” or “Employee Taxation” means the amount for which any Group Company becomes liable to account in respect of (a) any employment, payroll or income taxes, PAYE and employees’ or employer’s National Insurance contributions or social security contributions; (or any equivalent or similar Tax in any jurisdiction other than the United Kingdom), and in each case any associated interest, penalties, surcharges and fines;

“equity securities” means ordinary shares, capital stock or other equity or equity-linked interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, ordinary shares, capital stock or other equity or equity-linked interests (including Ordinary Shares);

“Exit” means a Sale or Liquidation;

“Family Member” means in relation to either a Co-Investor who is an individual, their spouse, civil partner or any one or more of their children (including step-children and adopted children);

“Family Transferee” means a Family Member or the trustees of a Family Trust (or any replacement trustees thereof);

“Family Trust” means a trust or settlement set up wholly for the benefit of either a Co-Investor who is an individual and/or his/her Family Members;

“First Apax Investor” has the meaning given at the start of this Deed;

“Fund” means any unit trust, investment trust, limited partnership, general partnership or collective investment scheme or body corporate or other entity in each case the assets of which are managed professionally for investment purposes;

“Group” means the Company and each of its subsidiary undertakings from time to time and “Group member” or “Group Company” shall mean any of them;

“Holding Companies” means, together, the Company, Midco, Cleanco and Bidco;

“Implicit Pre-Listing Value” shall:

(a)	in the event a primary offering of shares shall occur, be equal to:

(i)

the Total Price to the Public divided by the percentage (stated as a decimal) that the number of shares of Newco Common sold pursuant to the IPO represents of the total number of shares of Newco Common to be outstanding immediately following the IPO; minus

(ii)	the Primary Offering Proceeds; and

(iii)	in the event only a secondary sale of shares shall occur, be equal to (A) the total number of shares of Newco Common multiplied by (B) the Per Share Price.

For the purposes of this definition, “Primary Offering Proceeds” means the number of shares of Newco Common sold in the primary offering (which may be zero) in connection with the IPO, multiplied by the Per Share Price. “IPO” means an underwritten initial public offering of Newco Common. “Per Share Price” means, in connection with any IPO, the price set out or that would be set out on the cover page of a prospectus for such IPO under the caption “Price to Public” (or any similar caption) and opposite the caption “Per Share” (or any similar caption), less the per share allocation of the underwriting discounts and commissions and expenses incurred by the Company in connection with the IPO. “Total Price to the Public” means the Per Share Price multiplied by the number of shares of Newco Common sold pursuant to the IPO;

“Indulgence” has the meaning given in clause 24.11;

“Institutional Co-Investors” means THCP, any person to whom an Institutional Co-Investor Transfers Securities in compliance with the terms of this Deed, and any other person who adheres to this Deed in the capacity of an Institutional Co-Investor;

“Investor Loan Notes” means the GBP 43,549,144 10% fixed rate loan notes 2028 constituted by the Investor Loan Note Instrument;

“Investor Loan Note Instrument” means the loan note instrument constituting GBP 43,549,114 10% fixed rate loan notes 2028 of Midco dated on or around the date hereof;

“Liquidation” means in respect of any person, the making of a winding up order in respect of such person by a court of competent jurisdiction or the passing of a resolution by the member, partners and/or general partner that such person be wound up;

“Liquidity Event” means any (i) Exit; (ii) Listing; or (iii) distribution by the Company of proceeds from (a) a Refinancing, or (b) a disposal of any of a Group Company’s assets;

“Listing” means the listing and/or admission and/or grant of permission for the dealing of any of the equity securities of any Group Company (or any direct or indirect parent of the Company established for the purpose of being the Listing vehicle) on any recognised investment exchange or public securities market becoming effective;

“Listing Reorganisation” means a Permitted Arrangement in respect of one or more Group Companies carried out for the purpose of preparing the Group (or a material part thereof) for a Listing;

“Loan Notes” means, together, the Investor Loan Notes and the Manager Loan Notes, and each a “Loan Note”;

“Loan Note Instruments” means, together, the Investor Loan Note Instrument and the Manager Loan Note Instrument, and each a “Loan Note Instrument”;

“Management Investment Deed” means the management investment deed relating to the Company, to be entered into, amongst others, between the Company, the First Apax Investor, the Holding Companies, and each Manager (as defined therein) on or around the date of this Deed;

“Manager Loan Notes” means the GBP 4,010,334 10% fixed rate loan notes 2028 constituted by the Manager Loan Note Instrument;

“Manager Loan Note Instrument” means the loan note instrument constituting GBP 4,010,334 10% fixed rate loan notes 2028 of Midco dated on or around the date of this Deed;

“Midco” has the meaning given at the start of this Deed;

“Midco Rolled Loan Notes” means the £31,516,805 fixed rate, redeemable loan notes issued by Midco pursuant to the terms of the rollover loan note instrument to be entered into by Midco on the date of this Deed;

“New Issue” has the meaning given in clause 7.1;

“New Issue Proportion” has the meaning given in clause 7.1(a);

“Ordinary Shares” means the ordinary shares in the capital of the Company, being the A1 Ordinary Shares, the A2 Ordinary Shares, the A3 Ordinary Shares, the B Ordinary Shares, the C Ordinary Shares, the C1 Ordinary Shares, the C2 Ordinary Shares, the D1 Ordinary Shares and the D2 Ordinary Shares, and excluding (for the avoidance of doubt) any preferred securities;

“Original Holder” has the meaning given in clause 9.5;

“Oversubscription Statement” has the meaning given in clause 7.4;

“Participating Co-Investor” has the meaning given in clause 10.2;

“Participating Tag-Along Securities” has the meaning given in clause 10.2;

“Pecuniary Value” means, with respect to each Security in connection with any proposed Transfer, the amount of proceeds which the holder of such Security would be entitled to receive pursuant to a hypothetical winding up of the Company at the time of such Transfer (following the repayment of all obligations of the Company in accordance with their terms), calculated in accordance with the terms of this Deed and the Articles, where the aggregate proceeds to be distributed in connection with such hypothetical winding up shall; be determined by reference to the valuation of the Company implicit in the price offered in such proposed Transfer, in each case as determined by the Board in its sole discretion;

“Permitted Arrangement” means any reorganisation of a Group Company, including by merger, consolidation, recapitalization, Transfer of securities or assets, or contribution of assets and/or liabilities, or any Liquidation, amalgamation, scheme of arrangement, exchange of securities, conversion of entity, migration of entity or formation of new entity or any contribution of assets to any Group Company in exchange for the issuance of equity Securities by such Group Company to the contributor or merging party, in each case which is determined by the Board (acting reasonably) to be required or desirable for tax, regulatory, technical or financial purposes, in which:

(a)

all holders of the same class of Securities are offered the same consideration (in the same form, which may include different classes of securities provided that all such securities have the same rights and economic entitlement) in respect of such Securities; and

(b)

the relative economic, voting and governance rights of the Apax Investor on the one hand and the Co-Investors (considered by reference to the class(es) of Securities they each hold immediately prior to such reorganisation and corresponding provisions of this Deed and the Articles) on the other hand are preserved in all material respects;

“Permitted Issue” means an Emergency Offering or an issue of Securities pursuant to a Permitted Arrangement;

“Permitted Transferee” means:

(a)

in the case of an Institutional Co-Investor, any other person that, directly or indirectly, Controls, is Controlled by, or is under common Control with such Institutional Co-Investor or any other person who holds directly or indirectly more than a fifty percent (50%) economic interest in such Institutional Co-Investor or in whom such Institutional Co-Investor holds directly or indirectly, or has a contractual right to acquire, more than a fifty percent (50%) economic interest, provided that the definition of “Permitted Transferee” shall not include any Group Company or any other portfolio company of (i) such Institutional Co-Investor; or (ii) save in respect of THCP, any Fund that is an Affiliate of such Institutional Co-Investor or is managed or advised by any Affiliate of such Institutional Co-Investor, and in the case of THCP shall (to the extent not already included) include any Fund or Affiliate of a Fund which is managed or advised by Three Hills Capital Partners LLP or Three Hills Capital Partners Advisory Limited;

(b)	in the case of a Co-Investor who is an individual, any Family Transferee; and

(c)

in the case of a Family Trust, the new or remaining trustees of the Family Trust upon any change of trustees, or the relevant Co-Investor who is an individual or any of his or her respective Family Members on their becoming entitled to the relevant Securities under the terms of the Family Trust;

“Pre-Emptive Notice” has the meaning given in clause 7.2;

“Pre-Emptive Reply” has the meaning given in clause 7.3;

“Pre-Emptive Right” has the meaning given in clause 7.1(a);

“Preference Shares” means the redeemable preference shares of £0.0001 nominal value each in the capital of the Company bearing a yield of 10% per annum, compounding annually;

“preferred securities” means debt securities or preference shares (including the Preference Shares), including for the avoidance of doubt the Loan Notes;

“Pro Rata Percentage” means, with respect to a Co-Investor:

(d)

in the case of a New Issue, a fraction (expressed as a percentage) (i) the numerator of which shall equal the number of Ordinary Shares held by such Co-Investor; and (ii) the denominator of which shall be the total number of Ordinary Shares then held by all Securityholders;

(e)

in the case of a Tag-Along Sale, for a proposed Transfer of Securities of the Company, a percentage equal to (i) the number of the relevant class and type of Securities that are proposed to be transferred by the Tag-Along Seller under the relevant Tag-Along Sale, divided by (ii) the total number of the same class and type of Securities that are held by the Tag-Along Seller, multiplied by (iii) 100; and

(f)

in the case of a Drag-Along Transaction, for a proposed Transfer of Securities of the Company, a percentage equal to (i) the number of the relevant class and type of Securities that are proposed to be transferred by the Drag-Along Investor under the relevant Drag-Along Transaction, divided by (ii) the total number of the same class and type of Securities that are held by the Drag-Along Investor, multiplied by (iii) 100;

“Recipient” has the meaning given in clause 24.12(a);

“Refinancing” has the meaning given in clause 8.5(g);

“Rolled Loan Notes” means, together, the Midco Rolled Loan Notes and the Cleanco Rolled Loan Notes, and each a “Rolled Loan Note”;

“Sale” means the sale or transfer of (a) more than 50% of the voting issued share capital of the Company; or (b) more than 50% of the assets and undertakings of the Group on a consolidated basis;

“Second Put and Call Option” means the put and call deed to be entered into on the date hereof between Midco, Cleanco and certain of the Managers in relation to the Cleanco Rolled Loan Notes;

“Securities” means equity, debt and/or preferred securities, in each case issued by a Group Company;

“Securityholder” means any person who at the relevant time holds any Securities of any Group Company (other than another Group Company);

“Senior Employee” means an employee of any Group Company having a gross base salary of over GBP 150,000 per annum;

“Shareholders” means the holders of Shares from time to time and in the case of a person holding Shares on behalf of the Apax Investor or a Co-Investor, the Apax Investor or that Co-Investor, and “Shareholder” means any of them;

“Share Purchase Agreement” the share sale and purchase agreement regarding the acquisition of the Shares (as defined therein) in Genius Sports Group Limited by Bidco entered into between Bidco and the Majority Sellers (as defined therein) on 27 July 2018 (as amended and/or restated from time to time);

“Shares” means the Ordinary Shares, the Preference Shares and the other shares of the Company in issue from time to time;

“Subscriber” has the meaning given in clause 7.1;

“Subscription Period” has the meaning given in clause 7.2;

“Subscription Price” has the meaning given in clause 2.1;

“Tag-Along Buyer” has the meaning given in clause 10.1;

“Tag-Along Notice” has the meaning given in clause 10.1;

“Tag-Along Sale” has the meaning given in clause 10.1;

“Tag-Along Securities” has the meaning given in clause 10.1;

“Tag-Along Seller” has the meaning given in clause 10.1;

“Tax” or “Taxation” means all forms of taxation, duties, imposts and levies imposed or collected by or payable to a Taxation Authority including by way of deduction or withholding, in respect of any person whether their liability is a primary or secondary liability and any associated interest, penalty, surcharge or fine, including, but not limited to income tax and social security contributions (including, for the avoidance of doubt, National Insurance contributions) (in each case, including (both employers’ and employees’) or any equivalent outside the United Kingdom;

“Taxation Authority” means any local, provincial, municipal, governmental, state, federal or other fiscal, revenue, customs or excise authority body or official;

“THCP” means, together, TH Ludus S.à.r.l and TH Sports Holding S.à.r.l;

“THCP Nominee” has the meaning given in clause 5.2;

“Third Party” has the meaning given in clause 25.2;

“Third Party Purchaser” means a bona fide third party purchaser (being a person or group of persons acting in concert, and excluding for the avoidance of doubt any Apax Investor or any Apax Investor’s Affiliate) on arm’s length terms;

“Third Put and Call Option” means the put and call deed to be entered into on the date hereof between the Company and certain of the Managers in relation to the Midco Rolled Loan Notes;

“Transfer” means a transfer, sale, assignment, pledge, hypothecation, dilution or other disposition, whether directly or indirectly, including pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting, by operation of law or by any issuance or disposition of an ownership or economic interest in the relevant person or any parent undertaking of the relevant person or any transaction that results in a change of legal, beneficial or economic ownership. Any Transfer by any partner, unitholder, shareholder or other participant in, or operator, manager or custodian of, any Fund (a “Fund Participant”) (or by any trustee or nominee for any such Fund Participant) of any interest in such Fund to any person who is, or as a result of the transfer becomes, a Fund Participant, shall not, and shall not be deemed to, be a transfer or Transfer for any purpose under this Deed or the Articles. The terms “Transferring”, “Transferred”, “Transferor” and “Transferee” shall be construed accordingly; and

“Valuer” means a firm of accountants with an international reputation.

2	Interpretation

2.1	References to “clauses” are to the clauses of this Deed.

2.2	References to the “Schedules” are to schedules to this Deed, which form part of this Deed and have the same force and effect as if set out in the body of this Deed.

2.3	Where any capitalised term is defined within a particular clause in the body of this Deed, that term shall bear the meaning ascribed to it in that clause wherever it is used in this Deed.

2.4	The table of contents and headings to Clauses and Schedules and are included for ease of reference only, and are not to affect the interpretation of this Deed.

2.5	In this Deed, unless expressly stated otherwise:

(a)	the words “include” or “including” (or any similar term) are not to be construed as implying any limitation;

(b)	general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things;

(c)	words indicating gender shall be treated as referring to the masculine, feminine or neutral as appropriate;

(d)

a reference to a statute, statutory provision or subordinate legislation (“legislation”) refers to such legislation as amended and in force from time to time and to any legislation that (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation;

(e)

any reference to any document other than this Deed is a reference to that other document as amended, varied, supplemented, replaced or novated (in each case, other than in breach of the provisions of this Deed) from time to time;

(f)	a reference to a document “in the agreed form” means a form of document agreed by each party and initialled by or on behalf of each party for the purposes of identification;

(g)	references to the time of day are to London time;

(h)	a reference to a “month” means a calendar month;

(i)

a reference to something being “in writing” or “written” includes any mode of representing or reproducing words in visible form that is capable of reproduction in hard copy form, including words transmitted by fax or email but excluding any other form of electronic or digital communication;

(j)

a reference to a document or communication being “signed” by or on behalf of any person means signature in manuscript by that person or his duly authorised agent or attorney (which manuscript signature may be affixed or transmitted by fax or email) and not any other method of signature;

(k)

any reference to a “person” includes any individual, body corporate, trust, partnership, joint venture, unincorporated association or governmental, quasi-governmental, judicial or regulatory entity (or any department, agency or political sub-division of any such entity), in each case whether or not having a separate legal personality, and any reference to a “company” includes any company, corporation or other body corporate, and any limited partnership or limited liability partnership wherever and however incorporated or established;

(l)

any reference to an “undertaking” shall be construed in accordance with section 1161 of the Companies Act 2006 and any reference to a “parent undertaking” or a “subsidiary undertaking” means respectively a “parent undertaking” or “subsidiary undertaking” as defined in sections 1162 and 1173(1) of the Companies Act 2006, save that an undertaking shall be treated for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of:

(i)	its nominee; or

(ii)	another person (or its nominee) by way of security or in connection with the taking of security;

(m)	any reference to a “recognised investment exchange” means a “recognised investment exchange” as defined in section 285 of the Financial Services and Markets Act 2000;

(n)

any reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(o)	any reference to “£”, “pound” or “GBP” is a reference to the legal currency of the United Kingdom; and

(p)

where any provision of this Deed requires a party to undertake, or to procure the undertaking of, an action or to make, or to procure the making of, an omission, in each case the party shall only be required to comply with such requirement to the extent that he is legally able to do so.